                                                                    EXHIBIT ___

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of June 27, 1997

                                     AMONG


                                NGC CORPORATION

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                           Individually and As Agent

                           THE CHASE MANHATTAN BANK

                                      and

                          NATIONSBANK OF TEXAS, N.A.,
                         Individually and as Co-Agents

                                      and

                           THE LENDERS NAMED HEREIN


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I   DEFINITIONS.....................................................  2
     1.1    Defined Terms...................................................  2
     1.2    Accounting Terms and Other Determinations....................... 29
     1.3    Currency References............................................. 29

ARTICLE II  THE FACILITY.................................................... 30
     2.1    The Facilities.................................................. 30
            2.1.1   Description of the Tranche A Revolving Facility......... 30
            2.1.2   Availability of Tranche A Revolving Facility............ 31
            2.1.3   Tranche A Committed Advances............................ 31
            2.1.4   Description of  Tranche B Facility...................... 31
            2.1.5   Availability of Tranche B Facility...................... 31
            2.1.6   Tranche B Committed Advances............................ 31
     2.2    Letters of Credit............................................... 31
            2.2.1   Issuance of Letters of Credit........................... 31
            2.2.2   Aggregate Amount Available under Letters of Credit...... 32
            2.2.3   Reimbursement of Issuer; Automatic Advances............. 33
            2.2.4   Lender Participation.................................... 34
            2.2.5   Letter of Credit Fees................................... 35
            2.2.6   Issuer Fees............................................. 35
            2.2.7   Verification............................................ 36
            2.2.8   Irrevocable Obligations and Commercial Practices........ 37
            2.2.9   [Intentionally Omitted.................................. 38
            2.2.10  Letter of Credit Collateral Account..................... 38
            2.2.11  Currency Fluctuation.................................... 38
     2.3    Competitive Bid Advances........................................ 39
            2.3.1   Competitive Bid Option.................................. 39
            2.3.2   Competitive Bid Quote Request........................... 39
            2.3.3   Invitation for Competitive Bid Quotes................... 40
            2.3.4   Submission and Contents of Competitive Bid Quotes....... 40
            2.3.5   Notice to the Borrower.................................. 42
            2.3.6   Acceptance and Notice by the Borrower................... 42
            2.3.7   Allocation by the Agent................................. 43
            2.3.8   Administration Fees..................................... 43
     2.4    Required Payments; Termination.................................. 43
     2.5    Types of Committed Advances..................................... 44
     2.6    Facility Fees, Commitment Fees and Designation of the
            Tranche A Active Aggregate Revolving Commitment................. 44

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
            2.6.1   Designation of Tranche A Active and Tranche A
                    Inactive Aggregate Revolving Commitment................. 44

            2.6.2........................................................... 44
            Commitment Fees................................................. 44
            2.6.3   Cancellation of Tranche A............................... 45
     2.7    Minimum Amount of Each Advance.................................. 46
     2.8    Optional Principal Payments..................................... 46
     2.9    Method of Selecting Types and Interest Periods for New
            Advances........................................................ 46
     2.10   Conversion and Continuation of Outstanding Advances............. 47
     2.11   Changes in Interest Rate, etc................................... 47
     2.12   Rates Applicable After Default.................................. 48
     2.13   Method of Payment............................................... 48
     2.14   Notes; Notices.................................................. 48
     2.15   Interest Payment Dates; Interest and Fee Basis.................. 49
     2.16   Notification of Tranche A Advances, Tranche B Advances,
            Interest Rates, Prepayments and Commitment Reductions........... 49
     2.17   Lending Installations........................................... 50
     2.18   Non-Receipt of Funds by the Agent............................... 50
     2.19   Withholding Tax Exemption....................................... 50
     2.20   Maximum Interest Rate........................................... 51
     2.21   Agent's Fees.................................................... 51
     2.22   Procedures with respect to the Tranche A Aggregate
            Revolving Commitment............................................ 51

ARTICLE III CHANGE IN CIRCUMSTANCES......................................... 54
     3.1    Yield Protection................................................ 54
     3.2    Changes in Capital Adequacy Regulations......................... 55
     3.3    Availability of Types of Advances............................... 56
     3.4    Funding Indemnification......................................... 56
     3.5    Lender Statements; Survival of Indemnity........................ 56
     3.6    Replacement of Lenders.......................................... 57
     3.7    Currency........................................................ 58

ARTICLE IV  CONDITIONS PRECEDENT............................................ 59
     4.1    Conditions Precedent to Effectiveness........................... 59
     4.2    Additional Condition to Effectiveness........................... 61
     4.3    Each Advance.................................................... 61

ARTICLE V   REPRESENTATIONS AND WARRANTIES.................................. 62

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

     5.1    Corporate or Partnership Existence and Standing................. 62
     5.2    Authorization and Validity...................................... 62
     5.3    No Conflict; Government Consent................................. 62
     5.4    Financial Statements............................................ 63
     5.5    Material Adverse Change......................................... 63
     5.6    Taxes........................................................... 63
     5.7    Litigation and Contingent Obligations........................... 63
     5.8    Subsidiaries.................................................... 64
     5.9    ERISA........................................................... 64
     5.10   Accuracy of Information......................................... 64
     5.11   Regulation U.................................................... 65
     5.12   Compliance With Laws............................................ 65
     5.13   Environmental Matters........................................... 65
     5.14   Ownership of Properties; Liens.................................. 66
     5.15   Investment Company Act.......................................... 66
     5.16   Public Utility Holding Company Act.............................. 66
     5.17   Insurance....................................................... 66
     5.18   Solvency........................................................ 66
     5.19   Default......................................................... 67

ARTICLE VI  COVENANTS....................................................... 67
     6.1    Affirmative Covenants........................................... 67
            6.1.1   Financial Reporting..................................... 67
            6.1.2   Use of Proceeds......................................... 69
            6.1.3   Additional Subsidiary Guaranties........................ 69
            6.1.4   Conduct of Business..................................... 71
            6.1.5   Taxes and Other Charges................................. 71
            6.1.6   Insurance............................................... 71
            6.1.7   Compliance with Laws.................................... 71
            6.1.8   Maintenance of Properties............................... 72
            6.1.9   Inspection.............................................. 72
            6.1.10  Maintenance of Books and Records........................ 72
            6.1.11  Compliance with ERISA................................... 72
     6.2    Negative Covenants.............................................. 73
            6.2.1   [Intentionally Omitted]................................. 73
            6.2.2   Debt.................................................... 73
            6.2.3   Merger.................................................. 74
            6.2.4   Sale of Assets.......................................... 74
            6.2.5   Sale of Accounts........................................ 75

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                           PAGE

            6.2.6   [Intentionally Omitted]................................. 76
            6.2.7   Investments and Acquisitions............................ 76
            6.2.8   Contingent Obligations.................................. 77
            6.2.9   Liens................................................... 78
            6.2.10  Consolidated Net Fixed Price Book Deficit............... 80
            6.2.11  [Intentionally omitted.]................................ 80
            6.2.12  Affiliates.............................................. 80
            6.2.13  Judgments............................................... 80

     6.3     Financial Covenants............................................ 80
             6.3.1   Net Worth.............................................. 80
             6.3.2   Leverage Ratio......................................... 81
             6.3.3   Coverage Ratio......................................... 81

ARTICLE VII  DEFAULTS....................................................... 81

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................. 84
     8.1     Acceleration................................................... 84
     8.2     Amendments..................................................... 86
     8.3     Preservation of Rights......................................... 87

ARTICLE IX   GENERAL PROVISIONS............................................. 87
     9.1     Survival of Representations; Obligations....................... 87
     9.2     Governmental Regulation........................................ 87
     9.3     Taxes.......................................................... 87
     9.4     Headings....................................................... 87
     9.5     Entire Agreement............................................... 88
     9.6     Several Obligations; Benefits of this Agreement................ 88
     9.7     Expenses; Indemnification of Agent, Issuers and Lenders........ 88
     9.8     Numbers of Documents........................................... 89
     9.9     [Intentionally Omitted]........................................ 89
     9.10    Severability of Provisions..................................... 89
     9.11    Nonliability of Lenders........................................ 89
     9.12    CHOICE OF LAW.................................................. 89
     9.13    CONSENT TO JURISDICTION........................................ 89
     9.14    WAIVER OF JURY TRIAL........................................... 90
     9.15    Confidential Information....................................... 90

ARTICLE X    THE AGENT...................................................... 91
     10.1    Appointment and Authority of Agent and Issuers................. 91

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

     10.2    Capacity of the Agent and each Issuer.......................... 92
     10.3    No Liability of the Agent or Issuers and Indemnity............. 92
     10.4    Employees of Agent and Issuers................................. 93
     10.5    Reliance....................................................... 93
     10.6    Several Commitments............................................ 94
     10.7    Notice of Default.............................................. 94
     10.8    Lender Credit Decision......................................... 95
     10.9    Successor Agent................................................ 95
     10.10   The Co-Agents have no duties hereunder in their
             capacities as Co-Agents........................................ 96

ARTICLE XI   SETOFF; RATABLE PAYMENTS....................................... 96
     11.1    Setoff......................................................... 96
     11.2    Ratable Payments............................................... 96

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.............. 97
     12.1    Successors and Assigns......................................... 97
     12.2    Participations................................................. 97
             12.2.1  Permitted Participants; Effect......................... 97
             12.2.2  Voting Rights.......................................... 97
             12.2.3  Benefit of Setoff...................................... 98
     12.3    Assignments.................................................... 98
             12.3.1  Permitted Assignments.................................. 98
             12.3.2  Effect; Effective Date................................. 99
     12.4    Dissemination of Information................................... 99
     12.5    Tax Treatment................................................. 100

ARTICLE XIII NOTICES....................................................... 100
     13.1    Giving Notice................................................. 100
     13.2    Change of Address............................................. 100

ARTICLE XIV  COUNTERPARTS.................................................. 100

                                   SCHEDULES


EXHIBIT "A-1"  TRANCHE A COMMITTED NOTE

EXHIBIT "A-2"  TRANCHE B NOTE

EXHIBIT "A-3"  COMPETITIVE BID NOTE

EXHIBIT "B-1"  FORM OF OPINION OF BORROWERS COUNSEL

EXHIBIT "B-2"  FORM OF OPINION OF VINSON & ELKINS

EXHIBIT "C"    COMPLIANCE CERTIFICATE

EXHIBIT "C-1"  ISSUANCE REQUEST

EXHIBIT "C-2"  FORM OF NOTICE OF COMMITMENT INCREASE

EXHIBIT "D"    ASSIGNMENT AGREEMENT

EXHIBIT "E"    LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT "F"    COMPETITIVE BID QUOTE REQUEST

EXHIBIT "G"    INVITATION FOR COMPETITIVE BID QUOTES

EXHIBIT "H"    COMPETITIVE BID QUOTE

EXHIBIT "I"    FORM OF OPINION OF MAYER, BROWN & PLATT

EXHIBIT "J-1"  FORM OF GUARANTY

EXHIBIT "J-2"  FORM OF WARREN GUARANTY

EXHIBIT "K"    FORM OF CONSENT, ACKNOWLEDGMENT AND AMENDMENT

SCHEDULE "1"   SUBSIDIARIES AND OTHER INVESTMENTS

SCHEDULE "2"   DEBT AND LIENS

SCHEDULE "3"   OUTSTANDING LETTERS OF CREDIT

SCHEDULE "4"   LITIGATION

SCHEDULE "5"   WARREN EXISTING GUARANTIES

                     AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement, dated as of June 27, 1997 is among NGC Corporation, a Delaware corporation, as Borrower (the "Borrower"), the Lenders (hereinafter defined), The First National Bank of Chicago, as Agent, and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank National Association) and NationsBank of Texas, N.A., as Co-Agents (the "Co-Agents"). The parties hereto agree as follows:

                             W I T N E S S E T H:

     WHEREAS, the Borrower, certain Lenders, the Issuers, the Agent and the Co-Agents have entered into that certain Credit Agreement, dated as of March 14, 1995 as amended by an amendment dated October 4, 1995 (the "First Amendment"), the Consent and Second Amendment to Credit Agreement dated July 26, 1996 (the "Second Amendment"), the Third Amendment to Credit Agreement dated January 22, 1997 (the "Third Amendment"), and the Fourth Amendment to Credit Agreement dated April 23, 1997 (the "Fourth Amendment") (as amended the "Original Credit Agreement"); and

     WHEREAS, the predecessor to the Borrower entered into that certain Combination Agreement and Plan of Merger dated as of May 22, 1996 (the "Newco Combination Agreement") with Chevron U.S.A. Inc. ("CUSA") and Midstream Combination Corp. ("Newco") whereby at the closing of the transaction contemplated thereby (the "Newco Combination") CUSA contributed certain assets to Newco and the predecessor to the Borrower merged into Newco and upon consummation of such transactions the separate existence of the predecessor to the Borrower ceased and Newco became the surviving Person; and

     WHEREAS, upon the effective date of the Newco Combination, Newco continued its existence as NGC Corporation and assumed the obligations of the Borrower under the Credit Agreement; and

     WHEREAS, the Borrower and NGC Acquisition Corporation II, a wholly-owned subsidiary of the Borrower ("NACII"), have entered into that certain Agreement and Plan of Merger dated as of February 17, 1997 (the "Destec Contract") with Destec Energy, Inc., ("Destec") and The Dow Chemical Company, whereby at the closing of the transaction contemplated thereby (the "Destec Transaction"), Borrower will acquire the stock of Destec and NACII shall be merged with and into Destec; and

     WHEREAS, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents intend to amend and restate the Original Credit Agreement in its entirety as hereinafter set forth; and

     WHEREAS, the Borrower intends to sell the International Assets (as defined below) of Destec pursuant to the AES Contract (as defined below); and

     WHEREAS, the parties hereto intend that upon the effectiveness hereof pursuant to Article IV, the Commitments, outstanding Notes, Revolving Advances, and Competitive Bid Loans and Letters of Credit under the Original Credit Agreement shall become Tranche A Commitments, Tranche A Committed Notes, Tranche A Revolving Advances, Competitive Bid Loans and Letters of Credit, respectively, hereunder; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS


     1.1 Defined Terms.

     As used in this Agreement:

     "Absolute Rate" means, with respect to a Loan made by a particular Tranche A Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Tranche A Lender and accepted by the Borrower pursuant to Section 2.3.6(ii).

     "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Tranche A Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 30 and not more than 270 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Loan which bears interest at an Absolute Rate.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after March 14, 1995, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Additional Guaranty" is defined in Section 6.1.3.

     "Advance" means a Tranche A Advance or a Tranche B Advance.

     "AES" means The AES Corporation, a Delaware corporation.

     "AES Contract" means the Asset Purchase Agreement dated February 17, 1997 between the Borrower and AES.

     "AES Transaction" means the sale by Borrower of the International Assets (as defined in the AES Contract) of Destec pursuant to the AES Contract.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant hereto.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Alternative Currency" means Pounds Sterling or Canadian Dollars.

     "Applicable Commitment Fee" means on any date (subject to clause (iii) of the definition of "Applicable Rating Level") the rate per annum set forth below opposite the Applicable Rating Level:

---------------------------------------------------------------------------------------
Applicable Rating Level     Applicable Commitment Fee
-----------------------------------------------------
                            Tranche A Active Aggregate     Tranche A Inactive Aggregate
                               Revolving Commitment            Revolving Commitment
---------------------------------------------------------------------------------------
Level I                              0.1000%                          0.0800%
Level II                             0.1250%                          0.1000%
Level III                            0.1500%                          0.1250%
Level IV                             0.2000%                          0.1500%
---------------------------------------------------------------------------------------

     "Applicable Documentary Margin" means on any date and with respect to each Documentary Letter of Credit (subject to clause (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:

                                       Applicable
                Applicable             Documentary
               Rating Level              Margin
               ------------              ------

                 Level I                0.1800%
                 Level II               0.2150%
                 Level III              0.2500%
                 Level IV               0.3250%

     "Applicable Margin" means on any date (subject to clause (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:

                       ---------------------------------
                       Applicable             Applicable
                       Rating Level              Margin
                       ---------------------------------
                        Level I                0.3000%
                       ---------------------------------
                        Level II               0.3750%
                       ---------------------------------
                        Level III              0.4500%
                       ---------------------------------
                        Level IV               0.6500%
                       ---------------------------------

     "Applicable Rating Level" means the highest level set forth below that corresponds to the rating issued from time to time by S&P or Moody's as applicable to the Borrower's senior unsecured long-term debt:

                          ----------------------------
                                       Moody's    S&P
                          ----------------------------
              Level I     Level I       *Baa1    *BBB+
                          ----------------------------
                          Level II       Baa2     BBB
                          ----------------------------
                          Level III      Baa3     BBB-
                          ----------------------------
                          Level IV     **Baa3   **BBB-
                          ----------------------------

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level I shall apply.

     For purposes of the foregoing, (i) "*" means a rating equal to or more favorable than; "**" means a rating less favorable than; (ii) if ratings for the Borrower's senior unsecured long-term debt shall not be available from S&P or Moody's, Level IV shall be deemed applicable; (iii) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (iv) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the relevant Commitments canceled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the last Applicable Rating Level shall apply.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the President, the Chief Financial Officer, the Senior Vice President-General Counsel, the Vice President-Finance, the Controller or the Treasurer of the Borrower.

     "Authorized Representative" means any Authorized Officer, the Borrower's Assistant Treasurer or the Borrower's Director, Treasury Operations.

     "Borrower" means NGC Corporation, a Delaware corporation, successor by merger to Newco pursuant to the Newco Combination Agreement and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" means a Committed Borrowing Notice or a Competitive Bid Borrowing Notice, or both, as the context may require.

_______________
*  equal to or greater than
** less than

     "British Gas" means BG plc, a corporation incorporated under the laws of England and Wales, and its successors and assigns.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances or Eurodollar Bid Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market (ii) with respect to the determination of any Dollar Equivalent for purposes hereof, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for dealings in foreign exchange involving U.S. Dollars, Canadian Dollars and Pounds Sterling, and (iii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities.

     "Canadian Dollars" and "C$" each mean lawful money of Canada.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person as a lessee under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 3.2.

     "Change in Control" means NOVA Corporation, British Gas, Chevron Corporation, and/or the shareholders of the PEP Partners (as defined in the Merger Agreement) including David C. Feldman, Inc. shall cease to own, directly or indirectly (i) at least 50% in the aggregate of the outstanding shares of voting stock of the Borrower without giving effect to any equity issues by the Borrower after the Closing Date (but after giving effect to any equity issued by the Borrower to any one or more of NOVA Corporation, British Gas, Chevron Corporation, the shareholders of the PEP Partners, and their successors, including David C. Feldman, Inc., or their respective Subsidiaries) or (ii) at least 40% in the aggregate of the outstanding shares of voting stock of the Borrower.

     "Closing Date" means June 27, 1997.

     "Co-Agent" means each of The Chase Manhattan Bank and NationsBank of Texas, N.A. in their capacity as Co-Agents, and not in their respective individual capacities as Lender.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Shortfall Amount" is defined in Sections 2.4 and 8.1(a).

     "Commitment" means, for each Lender, the obligation of such Lender to make Committed Loans of a particular Type not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2 for such Type of Loan, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Increase Effective Date" is defined in Section 2.22.

     "Committed Advance" means a borrowing hereunder consisting of the aggregate amount of the several Committed Loans made by the relevant Lenders to the Borrower at the same time, at the same Rate Option, for the same Interest Period and of the same Type.

     "Committed Borrowing Notice" is defined in Section 2.9.

     "Committed Loan" means a Tranche A Committed Revolving Loan or a Tranche B Loan.

     "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Tranche A Lenders to the Borrower at the same time, at the same interest basis, and for the same Interest Period.

     "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

     "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, as the case may be.

     "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

     "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Tranche A Lender and payable to the order of such Tranche A Lender, including any amendment, modification, renewal or replacement of such promissory note.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "H" hereto completed and delivered by a Tranche A Lender to the Agent in accordance with Section 2.3.4.

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "F" hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.3.2.

     "Compliance Certificate" is defined in Section 6.1.1(iii).

     "Consent, Acknowledgment and Amendment" means a Consent, Acknowledgment and Amendment substantially in the form of Exhibit K hereto.

     "Consolidated Debt" means, as of any date of determination thereof, the aggregate principal amount of all then outstanding Debt of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles as of such date.

     "Consolidated EBITD" means, for any period, the sum of (a) Consolidated Net Income (excluding income taxes) determined for such period; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any Subsidiary of the Borrower has an interest but in which any other Person (not the Borrower or any of its Subsidiaries) has a joint interest with respect to which the equity method of accounting is utilized, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person (other than a Person that is consolidated as a result of the Merger) accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's Properties are acquired by the Borrower or any of its Subsidiaries, and
(iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement (other than the Existing Warren Indentures as in effect on November 1, 1994), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (b) the Consolidated Interest Expense for such period, plus (c) to the extent taken into account in calculating Consolidated Net Income (excluding income taxes) referred to in clause (a) of this definition, the aggregate amount of all costs and expenses incurred as a result of the Destec Transaction, and of the Newco Combination, respectively, plus (d) depreciation, depletion and amortization expense of the Borrower and its Subsidiaries determined for such period on a consolidated basis plus (e) without duplication, the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period to the extent attributable to income from another period excluded pursuant to clause (i) above; provided, however, for purposes of this definition, extraordinary gains and losses shall be excluded from the calculation of Consolidated Net Income.

     "Consolidated Interest Expense" means, for any Rolling Period, the total interest expense, whether paid or accrued (including, without limitation, that attributable to Capitalized Leases), of the Borrower and its Subsidiaries determined for such period on a consolidated basis in accordance with Agreement Accounting Principles, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing plus or minus net amounts paid or payable or received or receivable pursuant to interest rate swap, exchange, cap or similar agreements.

     "Consolidated Net Fixed Price Book Deficit" means, as of any date of determination for any specified period, (i) if the Natural Gas Projected Contract Exposure for such period is a negative number, the absolute value of such negative number, and (ii) otherwise, zero.

     "Consolidated Net Income" means, for any period, the consolidated net income of a Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles as of such date.

     "Consolidated Tangible Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries less their consolidated Intangible Assets, all determined on a consolidated basis in accordance with Agreement Accounting Principles as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such stockholders' equity) of (a) all net write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1993 in the book value of any Property owned by the Borrower or any of its consolidated Subsidiaries and (b) all unamortized debt discount and expense, goodwill, patents, trademarks, service marks, trade names, copyrights, and organization or developmental expenses.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "CUSA" is defined in the second recital.

     "CUSA Assumed Debt" means the $155,373,000 aggregate principal amount of CUSA's obligations under the CUSA Note, the payment of which was assumed by Newco under the CUSA Assumption Agreement.

     "CUSA Assumption Agreement" means the agreement dated as of the closing of the Newco Combination pursuant to which Newco assumed CUSA's payment obligation for the CUSA Assumed Debt.

     "CUSA Note" means the demand promissory note dated August 25, 1994 payable by CUSA to Chevron Capital U.S.A. Inc.

     "Debt" means, with respect to any Person, (a) all indebtedness and other obligations of such Person for the repayment of money borrowed, whether or not represented by acceptances, bonds, debentures, notes, or other instruments or securities, (b) all indebtedness and other obligations of such Person for the deferred payment of the purchase price of any property or assets (other than accounts payable on terms customary in the trade), (c) all Capitalized Lease Obligations of such Person, and (d) all indebtedness and other obligations, whether or not assumed by such Person, secured by any Lien (other than a Lien permitted pursuant to Section 6.2.9 (other than clauses (iv), (vi) and (vii) thereof)) on, or payable out of the proceeds of or production from, any Property of such Person; provided, however, that in no event shall Debt described in any of the foregoing categories (i) be duplicative of any Debt described in any other such category, (ii) include Guaranties or (iii) include any Project Financing that would not be shown as a liability on the financial statements of the Borrower and its Subsidiaries on a consolidated basis; provided further, that for purposes of the foregoing clauses (a), (b), (c) and (d), Debt shall include, in the case of the Borrower and its Subsidiaries, only such obligations as are shown as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles; provided further that the Institutionally Targeted Capital Securities shall not constitute Debt.

     "Default" means an event described in Article VII.

     "Destec" is defined in the fourth recital.

     "Destec Contract" is defined in the fourth recital.

     "Destec Transaction" is defined in the fourth recital.

     "Documentary Letter of Credit" means a Letter of Credit which is a short term, self-liquidating trade-related contingency.

     "Dollar Equivalent" means on any day (a) with respect to any amount denominated in U.S. Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the amount of U.S. Dollars into which such amount may be converted at the spot rate at which U.S. Dollars are offered to the Agent in London for the Alternative Currency in which such amount is denominated at approximately 11:00 a.m. (London time) on such day or if such day is not a Business Day, on the immediately preceding Business Day.

     "Draw Amount" is defined in Section 2.2.4.

     "Draw Date" is defined in Section 2.2.4.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders directed to the Borrower or any of its Subsidiaries) relating to the protection of the environment and in effect in any and all jurisdictions in which the Borrower or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Borrower or any of its Subsidiaries is located, or where any Hazardous Material generated by or disposed of by the Borrower or any of its Subsidiaries is located, to the extent applicable to each such business activity, Property or generation or disposal.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

     "Eurodollar Base Rate" means, with respect to any Eurodollar Interest Period for any Eurodollar Loan, the lesser of (A) the rate per annum equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Agent and the Borrower) as of 11:00 a.m., London time, (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Eurodollar Interest Period for dollar deposits having a term comparable to such Eurodollar Interest Period or (B) the maximum interest rate permitted pursuant to Section 2.20. If none of such Telerate Page 3750 nor any successor or similar service is available, then the "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Interest Period for any applicable Eurodollar Loan, the lesser of (A) the rate per annum determined by the Agent to be the average of the rates quoted by the Reference Banks at approximately 11:00 a.m., London time, (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Eurodollar Interest Period for the offering by such Reference Banks to leading banks in the interbank market of U.S. dollar deposits having a term comparable to such Eurodollar Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan of such respective Reference Bank to which such Eurodollar Interest Period relates or (B) the maximum interest rate permitted pursuant to Section 2.20. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks. Each determination of the Eurodollar Base Rate shall be conclusive and binding, absent manifest error.

     "Eurodollar Bid Rate" means, with respect to a Loan made by a given Tranche A Lender for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Tranche A Lender and accepted by the Borrower pursuant to Section 2.3.6(i).

     "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at a Eurodollar Bid Rate.

     "Eurodollar Committed Advance" means a Tranche A Committed Advance or Tranche B Advance, as the case may be, which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.1 or 2.10.

     "Eurodollar Committed Loan" means a Tranche A Committed Revolving Loan or Tranche B Loan, as the case may be, which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.1 or 2.10.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Committed Advance, a Eurodollar Committed Loan, a Eurodollar Bid Rate Advance or a Eurodollar Bid Rate Loan, a period of one, two, three, six, or (subject to availability by each applicable Lender) nine or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Loan" means a Eurodollar Committed Loan or a Eurodollar Bid Rate Loan, as applicable.

     "Eurodollar Rate" means, with respect to a Eurodollar Committed Advance or a Eurodollar Committed Loan for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement, if any, (expressed as a decimal) applicable to such Eurodollar Interest Period plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

     "Excess Exposure" is defined in Section 2.4.

     "Existing Warren Subordinated Debt" means Debt of Warren under the Existing Warren Indentures as amended to the date hereof, and hereafter as amended consistent with Warren's Subsidiary Guaranty.

     "Existing Warren Indentures" means each of (i) the Indenture dated to be effective as of September 9, 1993 between Warren NGL, Inc., Issuer, and Ameritrust Texas National Association, Trustee, for $65,000,000 14% Senior Subordinated Notes due 2001 and (ii) the Indenture dated to be effective as of April 15, 1993 between Warren NGL, Inc., Issuer, and the First National Bank of Boston, Trustee, for $105,000,000 10 1/4% Subordinated Notes due 2003.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "First Amendment" is defined in the first recital.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fixed Price Contract" means, as of any date of determination, a contract (including, without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) entered into by the Borrower or any Subsidiary of the Borrower for the purchase or sale of Natural Gas, other than (i) such a contract which has a remaining term of thirty (30) days or less from such date of determination, or (ii) such a contract under which the purchase or sale price of any portion of Natural Gas delivered or to be delivered on or after such date of determination is calculated by reference to
(a) the spot price for Natural Gas current on each date of delivery at the place of delivery specified in such contract, (b) the spot price for Natural Gas current on each date of delivery at a place of delivery other than the place of delivery specified in such contract provided that such spot price is adjusted to reflect the cost of transporting Natural Gas to the place of delivery specified in such contract, (c) a basket of price indices similar to the spot price for Natural Gas current on each date of delivery at the place of delivery, or (d) a basket of price indices similar to the then current spot price for Natural Gas at a place of delivery other than the place of delivery specified in such contract provided that each such price index is adjusted to reflect the cost of transporting Natural Gas to the place of delivery specified in such contract; provided, however, that no Processing Supply Contract shall be considered a Fixed Price Contract for purposes of this Agreement.

     "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Fourth Amendment" is defined in the first recital.

     "Guarantor" means each of Natural Gas Clearinghouse; NGC Oil Trading and Transportation, Inc., NGC Futures, Inc., Electric Clearinghouse, Inc., Kansas Gas Supply Corporation, NGC Great Britain, Ltd., NGC Canada, Inc., Warren Energy Resources, Limited Partnership, Warren Gas Liquids, Inc., Warren Gas Marketing, Inc., Warren Intrastate Gas Supply, Inc., Warren NGL, Inc., Warren NGL Pipeline Company, Warren Petroleum Company, Limited Partnership, WPC LP, Inc. and WTLPS, Inc. and any other Subsidiary (direct or indirect) from time to time of the Borrower that delivers a Subsidiary Guaranty pursuant to Section 6.1.3 and each of their respective successors and assigns.

     "Guarantor Discontinuance Test" means, with respect to any Subsidiary of the Borrower, a Subsidiary which at the end of a calendar quarter has (i) consolidated fixed assets plus net working capital with a book value of less than $80,000,000 or (ii) 12% or less of the Consolidated EBITD for such calendar quarter, as determined by the then most recent financial statements provided pursuant to Section 6.1.1.

     "Guaranty" means, with respect to any Person, (a) all indebtedness and other obligations, contingent or otherwise, of such Person under or in respect of any letter of credit issued for its own account, and (b) all indebtedness and other obligations of such Person under any agreement, undertaking or other arrangement by which such Person (i) assumes, guarantees, endorses (other than the endorsement of instruments for collection in the ordinary course of business), commits or agrees (whether or not such commitment or agreement is contingent or subject to the occurrence of a specified event or events) to purchase or otherwise acquire or provide funds for the payment of any obligation or liability of any other Person or (ii) agrees to maintain the net worth, working capital or any other financial condition of any other Person; provided, however, in no event shall Guaranties described in any of the foregoing categories include any Guaranties by a Project Financing Subsidiary that would not be shown as a liability on the financial statements of the Borrower and its Subsidiaries on a consolidated basis.

     "Hazardous Material" means (a) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material waste or substance within the meaning of any applicable Environmental Law, all as amended or hereafter amended.

     "Increasing Lender" is defined in Section 2.22(iii).

     "Indemnified Party" is defined in Section 9.7.

     "Information Memorandum" is defined in Section 5.10.

     "Institutionally Targeted Capital Securities" means the capital securities to be issued in an aggregate amount of up to $200,000,000 by a Delaware business trust, the proceeds of which will be loaned to the Borrower or one or more of its Subsidiaries all on terms substantially similar to the offering Memorandum dated May 22, 1997.

     "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

     "Investment" of a Person means any loan, advance (other than commission, relocation, travel and similar loans and/or advances to officers and employees made in the ordinary course of business), extension of credit (other than Guaranties, accounts receivable arising in the ordinary course of business on terms customary in the trade and prepayments made and production payments acquired in the ordinary course of business), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "G" hereto, completed and delivered by the Agent to the Tranche A Lenders in accordance with Section 2.3.3.

     "Issuance Date" means, for each Letter of Credit, the date on which such Letter of Credit is issued hereunder.

     "Issuance Request" means either (i) a credit issuance request in substantially the form attached to this Agreement as Exhibit "C-1" hereto, with all blanks appropriately completed and duly executed and delivered by an Authorized Representative on behalf of the Borrower, or (ii) a request for the issuance of a Letter of Credit by First Chicago made by the Borrower through First Chicago's FirstTrade System pursuant to the FirstTrade Services Agreement between the Borrower and First Chicago dated as of August 18, 1989, as amended or replaced from time to time.

     "Issuer" means with respect to each Letter of Credit, the Tranche A Lender that issues such Letter of Credit and shall be either First Chicago or, for Letters of Credit with a Dollar Equivalent of the Stated Amount of $5,000,000 or more, First Chicago or a Tranche A Lender other than First Chicago which has agreed in writing to issue one or more such Letters of Credit under this Agreement. The Borrower shall indicate in the Issuance Request to the Agent and any such Tranche A Lender with respect to each Letter of Credit who the Issuer shall be for such Letter of Credit.

     "Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state, any foreign country, or any other Tribunal.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and the lending institutions that hereafter become parties hereto pursuant to Section 12.3.

     "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

     "Letter of Credit" means (i) a Documentary Letter of Credit or a Standby Letter of Credit or similar instrument which is issued pursuant to this Agreement for which the Borrower is liable and (ii) each letter of credit outstanding on the Closing Date listed on Schedule 3 hereto which letters of credit will be deemed to be issued and outstanding under this Agreement as of the Closing Date.

     "Letter of Credit Collateral Account" has the meaning in Section 2.2.10.

     "Letter of Credit Sublimit" is defined in Section 2.2.2.

     "Leverage Ratio" means the ratio, expressed as a percentage, of Consolidated Debt to the sum of Consolidated Debt plus Consolidated Net Worth.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, security interest, encumbrance or preference, priority or other security agreement or any interest in Property to secure payment of a debt or performance of an obligation (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance of a particular Type.

     "Loan Documents" means this Agreement, each of the Notes, each of the Subsidiary Guaranties, each Competitive Bid Quote Request, each Issuance Request, each Committed Borrowing Notice, the agreement with respect to fees referred to in Section 2.21, together in each case with all exhibits, schedules and attachments thereto, and all other agreements, documents, certificates and instruments from time to time executed and delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with any of the foregoing.

     "Maintenance Capital Expenditure" means, for any Rolling Period, any capital expenditure to maintain the Property of the Borrower and its Subsidiaries in good working condition in accordance with industry standards.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its payment obligations under any of the Loan Documents.

     "Material Agreement" means any contract or agreement to which the Borrower or any of its Subsidiaries is a party which is material to the consolidated financial condition or operations of the Borrower and its Subsidiaries, and includes, without limitation, the Existing Warren Indentures.

     "Merger" means the merger, consolidation or combination of NGC's partners into or with the Borrower, with the Borrower being the surviving corporation pursuant to the Merger Agreement.

     "Merger Agreement" means the Combination Agreement and Plan of Merger by and among Natural Gas Clearinghouse and Trident NGL Holding, Inc. and others dated as of October 21, 1994.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

     "Multiemployer Plan" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is obligated to make contributions.

     "NACII" is defined in the fourth recital.

     "Natural Gas" means all gaseous hydrocarbons including, but not limited to oil well gas, gas well gas, and casinghead gas but excluding any natural gas liquids.

     "Natural Gas Fixed Price Book Report" means, for any calendar month, a report prepared pursuant to the same procedures and methods of calculation used to prepare the Natural Gas fixed price book report dated February 28, 1995 delivered to the Agent which report sets out (i) the net open supply or market position in MMBTU's resulting from all Fixed Price Contracts for the purchase or sale of Natural Gas to be delivered during such month, and (ii) the net profit or loss in dollars resulting from all Fixed Price Contracts for the purchase or sale of Natural Gas to be delivered during such month.

     "Natural Gas Monthly Market Exposure" means, for any calendar month, (i) an amount (such amount being a positive number in the case of a net profit and a negative number in the case of a net loss) equal to the net profit or loss in dollars which would be shown on a Natural Gas Fixed Price Book Report for such calendar month as a result of all Fixed Price Contracts for the purchase and sale of Natural Gas to be delivered during such month, minus (ii) the aggregate amount of dollars of profit included in calculating such net profit or loss to reflect all profitable Fixed Price Contracts for the purchase or sale of Natural Gas to be delivered during such month under which the counterparty (i.e. the party thereto other than the Borrower or a Subsidiary of the Borrower) is in default except to the extent the obligations of such counterparty are secured by cash, cash equivalent investments or readily marketable securities or other similar assets or by one or more letters of credit or are subject to set off by the Borrower or any of its Subsidiaries, plus (iii) the aggregate amount of dollars of loss included in calculating such net profit or loss to reflect all unprofitable Fixed Price Contracts for the purchase or sale of Natural Gas to be delivered during such month under which the counterparty (i.e. the party thereto other than the Borrower or a Subsidiary of the Borrower) is in default.

     "Natural Gas Projected Contract Exposure" means, for any period, the sum (which sum may be either positive or negative and shall be calculated by netting the net profit and net loss Natural Gas Monthly Market Exposures) of the Natural Gas Monthly Market Exposures for each full calendar month included in such period.

     "Negative Pledge" means, with respect to any Person, any agreement which prohibits or limits the creation by such Person of any Lien in, of or on any of the property, assets or revenue of such Person.

     "New Lender" is defined in Section 2.22(iii).

     "Newco" means Midstream Combination Corp., a Delaware corporation.

     "Newco Combination" means the merger of the Borrower into Newco pursuant to the Newco Combination Agreement.

     "Newco Combination Agreement" means that certain Combination Agreement and Plan of Merger among NGC Corporation, Chevron U.S.A. Inc., and Midstream Combination Corp. dated May 22, 1996.

     "New Funds Amount" means the amount by which a New Lender's or an Increasing Lender's outstanding Tranche A Committed Revolving Loans increase as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "NGC" means Natural Gas Clearinghouse, a general partnership organized under the laws of the state of Colorado.

     "Notes" means, collectively, the Competitive Bid Notes, the Tranche A Committed Notes and the Tranche B Notes; and "Note" means any one of the Notes.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Notice of Commitment Increase" is defined in Section 2.22.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any Indemnified Party arising under any of the Loan Documents.

     "Obligors" means the Borrower and each Guarantor, and their successors and assigns.

     "Original Credit Agreement" is defined in the first recital.

     "Out of Funds Period" means the period from and including a Draw Date to but excluding the date a Tranche A Lender provides the Agent immediately available and freely transferable funds equal to such Tranche A Lender's Percentage of the drawing under a Letter of Credit which took place on such Draw Date.

     "Partially Increasing Lender" is defined in Section 2.22(iii).

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last Business Day of each calendar quarter.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Percentage" means, (i) as to any Tranche A Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Tranche A Commitment divided by the Tranche A Aggregate Commitment and (ii) as to any Tranche B Lender (A) at any time prior to the Tranche B Commitments expiring or being terminated in full, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Tranche B Commitment divided by the Tranche B Aggregate Commitment and (B) at any time thereafter, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) of such Tranche B Lender's outstanding Tranche B Loans divided by the aggregate of the outstanding Tranche B Loans.

     "Permitted Liens" means any one or more of the following: (a) Liens for taxes, assessments or other governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with Agreement Accounting Principles, (b) deposits or pledges to secure the payment of workers' compensation, unemployment insurance, social security benefits or obligations arising under similar legislation, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature incurred in the ordinary course of business, (c) materialmen's, mechanics', workmen's, repairmen's, employees's, landlord's, lessor's or other like Liens arising in the ordinary course of business to secure obligations not more than 30 days past due or being contested in good faith and as to which adequate reserves shall have been set aside in conformity with Agreement Accounting Principles or as to which adequate bonds shall have been obtained, (d) Liens arising under Section 9.319 of the Texas Uniform Commercial Code or similar statutes of states other than Texas, (e) zoning restrictions, easements, rights-of-way, restrictions, servitudes, permits, reservations, encroachments, exceptions, conditions, covenants, and any other restrictions on the use of real property none of which materially impairs the use of such property by the owner of such property in the operation of its business, (f) liens in favor of the Agent for pro rata benefit of Lenders, or to the Lenders to secure the Obligations,
(g) inchoate Liens arising under ERISA, (h) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, (i) any obligations or duties affecting any of the Property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held, (j) defects, irregularities and deficiencies in title to any Property of any Person which in the aggregate do not materially impair the use of such Property for the purposes for which such Property is held by the Borrower, and defects, irregularities and deficiencies in title to any Property of the Borrower which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation, (k) royalties, overriding royalties, revenue interests, net revenue interests, production payments (other than royalties, overriding royalties, revenue interests, net revenue interests or production payments granted or created by such Person or any of its Subsidiaries in the ordinary course of business in connection with, or having the effect of, the borrowing of money), advance payment obligations (other than obligations in respect of advance payment received by such Person or any of its Subsidiaries in connection with, or having the effect of, the borrowing of money) and other similar burdens now existing on Properties now owned or, as to Properties hereafter acquired, at the time of acquisition by such Person, (l) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements (but only as otherwise permitted by this Agreement), farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any Property of a Person, provided such agreements are entered into the ordinary course of business and contain terms customary for such agreements in the industry, and (m) in the case of the Borrower and its Subsidiaries, other minor liens or encumbrances none of which interferes materially with the use of the Property affected in the ordinary conduct of the Borrower's and/or its Subsidiaries business and which individually or in the aggregate do not have a Material Adverse Effect.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pounds Sterling" and "(Pounds)" each mean lawful money of the United Kingdom.

     "Processing Supply Contract" means any contract (including, without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) entered into by the Borrower or any of its Subsidiaries in the ordinary course of business for the purpose of managing the impact of price fluctuations on natural gas supply costs related to any natural gas processing activity conducted by the Borrower or any of its Subsidiaries.

     "Project Financing" shall mean any Debt or other obligations under leases that do not constitute Capitalized Lease Obligations at the time such leases are entered into, in each case that are incurred to finance a project (including any construction financing) and that do not permit recourse to the Borrower or any of its Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary.

     "Project Financing Subsidiary" shall mean (i) any Subsidiary of the Borrower or (ii) any other Person in which the Borrower owns a 50% or less interest, in each case, whose principal purpose is to incur Project Financing or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

     "Prompt Month" means, as of any date of determination, the first month thereafter for which NYMEX Natural Gas futures contracts are trading.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, and includes, without limitation, stock, partnership and limited liability company interests owned or held in any other Person by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Option" means the Fixed Rate or the Floating Rate.

     "Rating Agency" means either of S&P or Moody's.

     "Reducing Lender" is defined in Section 2.22(iii).

     "Reduction Amount" means the amount by which a Reducing Lender's or a Partially Increasing Lender's outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "Reference Banks" means each of the Agent and the Co-Agents.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means, (i) at any time prior to the Tranche B Commitments expiring or being terminated in full, Lenders in the aggregate having at least 60% of the Aggregate Commitment and (ii) at any time thereafter, Lenders in the aggregate holding at least 60% of the sum of the aggregate of the outstanding Tranche B Loans plus the Aggregate Commitment or, if the entire Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 60% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement, if any, (including all basic, supplemental, marginal and other reserves) which is imposed on Eurocurrency liabilities (in the case of Eurodollar Committed Advances or Eurodollar Committed Loans). The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Rolling Period" means for each calendar quarter, such quarter and the three preceding calendar quarters.

     "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

     "Scheduled Debt Service" means, for any Rolling Period, the sum of all scheduled, required and mandatory principal payments of the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles plus Consolidated Interest Expense for such Rolling Period, provided, that for purposes of this definition, principal owing in respect of the CUSA

Assumed Debt as a result of a demand for payment thereof being made by CUSA prior to the stated maturity thereof shall not be a scheduled, required or mandatory principal payment of the Borrower and its Subsidiaries.

     "Second Amendment" is defined in the first recital.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan that is not a Multiemployer Plan.

     "Specified Amount" is defined in Section 6.2.2.

     "Standby Letter of Credit" means a Letter of Credit (other than a Documentary Letter of Credit).

     "Stated Amount" means the original amount of a Letter of Credit as reduced
(i) by any drawings thereunder or (ii) pursuant to a provision of such Letter of Credit which provides for one or more reductions in the amount drawable thereunder and as increased or reinstated pursuant to a provision of such Letter of Credit which provides for one or more increases in or reinstatements of the amount drawable thereunder.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

     "Subsidiary Guaranty" means (i) in the case of NGC or any Subsidiary of the Borrower (other than Warren and its Subsidiaries) the Guaranty Agreement substantially in the form of Exhibit "J-1", (ii) in the case of Warren and its Subsidiaries, the Guaranty Agreement substantially in the form of Exhibit "J-2" and (iii) each "Subsidiary Guaranty" outstanding under the Original Credit as amended by the Consent, Acknowledgment and Amendment delivered pursuant to
Section 4.1(vi), as amended or modified from time to time.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries as shown in the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.1.1 (or, if no such statements have been delivered, the statements referred to in Section 5.4) or
(ii) is responsible for
more than 15% of the Consolidated EBITD for the Rolling Period ending with the calendar quarter immediately prior to the quarter in which such determination is made.

     "Third Amendment" is defined in the first recital.

     "Tranche A Active Aggregate Revolving Commitment" means, at any time, the Tranche A Aggregate Revolving Commitment minus the Tranche A Inactive Aggregate Revolving Commitment.

     "Tranche A Advance" means a borrowing hereunder consisting of the aggregate amount of the several Tranche A Committed Revolving Loans made by some or all of the Tranche A Lenders to the Borrower on the same Borrowing Date, at the same Rate Option and for the same Interest Period or a Competitive Bid Advance on the same interest basis.

     "Tranche A Aggregate Revolving Commitment" means $550,000,000 as reduced from time to time pursuant to the terms hereof; provided, that the Tranche A Aggregate Revolving Commitment shall be no more than $550,000,000 (or such increased amount as may be established pursuant to Section 2.22) reduced by $22,500,000 per quarter commencing June 30, 1998 and on the last Business Day of each fiscal quarter thereafter.

     "Tranche A Commitment" means, for each Tranche A Lender, the obligation of such Lender to make Tranche A Committed Revolving Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Tranche A Committed Advance" means a borrowing hereunder consisting of the aggregate amount of the several Tranche A Committed Revolving Loans made by some or all of the Tranche A Lenders to the Borrower on the same Borrowing Date, at the same Rate Option and for the same Interest Period.

     "Tranche A Committed Note" means a promissory note in substantially the form of Exhibit "A-1" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Tranche A Lender and payable to the order of such Tranche A Lender in the amount of its Tranche A Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Tranche A Committed Revolving Loan" means a Loan made by a Tranche A Lender pursuant to Section 2.1.1(i).

     "Tranche A Inactive Aggregate Revolving Commitment" means $100,000,000 as from time to time (i) reclassified as Tranche A Active Aggregate Revolving Commitment pursuant to Section 2.6.1, (ii) increased pursuant to Section 2.22 or
(iii) reduced pursuant to the terms hereof; provided, that all reductions to the Tranche A Aggregate Revolving Commitment shall be first effected as reductions of the Tranche A Inactive Aggregate Revolving Commitment (as opposed to the Tranche A Active Aggregate Revolving Commitment) until it is terminated or reduced to zero and then as reductions of the Tranche A Active Aggregate Revolving Commitment.

     "Tranche A Lender" means a Lender identified as a Tranche A Lender on the signature pages hereto and any successor or assign thereof.

     "Tranche A Loan" means a Loan made by a Tranche A Lender pursuant to
Section 2.1.1.

     "Tranche A Revolving Advance" means an Advance pursuant to Section
2.1.1(i).

     "Tranche A Revolving Facility" is defined in Section 2.1.1.

     "Tranche A Revolving Facility Termination Date" means the earlier of March 14, 2000 and the date on which the Tranche A Active Aggregate Revolving Commitment shall have been reduced to zero pursuant to Section 2.6.3.

     "Tranche B Advance" means a borrowing hereunder consisting of the aggregate amount of several Tranche B Loans made by the Tranche B Lenders to the Borrower on the same Borrowing Date, at the same Rate Option and for the same Interest Period.

     "Tranche B Aggregate Commitment" means $400,000,000 as reduced from time to time pursuant to the terms hereof.

     "Tranche B Commitment" means, for each Tranche B Lender, the obligation of such Lender to make Tranche B Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Tranche B Facility" is defined in Section 2.1.4.

     "Tranche B Facility Termination Date" means the date two (2) years from the Closing Date.

     "Tranche B Lender" means a Lender identified as a Tranche B Lender on the signature pages hereto and any successor or assign thereof.

     "Tranche B Loan" means a Loan made by a Lender pursuant to Section 2.1.4.

     "Tranche B Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Tranche B Lender and payable to the order of such Tranche B Lender in the amount of its Tranche B Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Transferee" is defined in Section 12.4.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality or any properly convened arbitration.

     "Type" means, with respect to any Committed Advance, its nature as a Floating Rate Advance or Eurodollar Advance and with respect to any Competitive Bid Advance, its nature as a Eurodollar Bid Rate Advance or Absolute Rate Advance.

     "UCC" means the Uniform Commercial Code in effect from time to time in the State of Illinois.

     "U.S. Dollars" and "$" each mean lawful money of the United States.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Warren" means Warren NGL, Inc., a Delaware corporation.

     "Warren Intercompany Credit Agreement" means a credit agreement entered into by the Borrower and Warren.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

      1.2 Accounting Terms and Other Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles. The words "herein," "hereof," "hereunder," and words of similar import refer to this Agreement as a whole and not to a particular article, section, paragraph or other subdivision. All other terms used herein shall have the meanings stated herein or, if not otherwise defined herein, the meanings for such terms provided in the UCC.

      1.3 Currency References. Unless otherwise specified herein, all dollar amounts expressed herein shall refer to U.S. Dollars. Except as otherwise herein specified, for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), each obligation or calculation shall be converted to its Dollar Equivalent.

                                  ARTICLE II

                                 THE FACILITY

      2.1    The Facilities.

      2.1.1 Description of the Tranche A Revolving Facility. The Tranche A Lenders grant to the Borrower a revolving credit facility (the "Tranche A Revolving Facility") pursuant to which, and upon the terms and subject to the conditions herein set out and provided that no Default or Unmatured Default has occurred and is continuing:

             (i) each Tranche A Lender severally agrees to make Tranche A Committed Revolving Loans in U.S. Dollars to the Borrower in accordance with Section 2.1.3; provided, that in no event may the sum of such Tranche A Lender's share of the outstanding principal amount of Tranche A Revolving Advances, plus such Tranche A Lender's Percentage of the Dollar Equivalent of the Stated Amount of outstanding Letters of Credit plus such Tranche A Lender's Percentage of the Dollar Equivalent of the reimbursement obligations to the Issuers of Letters of Credit with respect to the amounts paid by such Issuers pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section 2.2.3 exceed such Tranche A Commitment;

             (ii) the Issuers severally agree to issue Letters of Credit and the Tranche A Lenders agree with the Issuers to acquire participations in the Letters of Credit in accordance with Section 2.2;

             (iii) each Tranche A Lender may, in its sole discretion, make bids to make Competitive Bid Loans in U.S. Dollars to the Borrower in accordance with Section 2.3; and

             (iv) in no event may the sum of the aggregate principal amount of all outstanding Tranche A Revolving Advances plus all Competitive Bid Advances plus the Dollar Equivalent of the Stated Amount of outstanding Letters of Credit plus the Dollar Equivalent of the reimbursement obligations to the Issuers of Letters of Credit with respect to the amounts paid by such Issuers pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section 2.2.3 exceed the Tranche A Active Aggregate Revolving Commitment.

      2.1.2 Availability of Tranche A Revolving Facility. Subject to the terms of this Agreement, the Tranche A Revolving Facility is available to the Borrower from the date of this Agreement to the Tranche A Revolving Facility Termination Date, and the Borrower may borrow, repay and reborrow, or obtain Letters of Credit under the Tranche A Revolving Facility at any time prior to the Tranche A Revolving Facility Termination Date.

      2.1.3 Tranche A Committed Advances. Each Tranche A Committed Advance hereunder shall consist of borrowings made from the several Tranche A Lenders ratably in proportion to their respective Percentage. The Tranche A Committed Advances shall be evidenced by the Tranche A Committed Notes.

      2.1.4 Description of Tranche B Facility. The Tranche B Lenders grant to the Borrower a term credit facility (the "Tranche B Facility") pursuant to which, and upon the terms and subject to the conditions herein set out:

             (i) each Tranche B Lender severally agrees to make Tranche B Loans in U.S. Dollars to the Borrower in accordance with Section 2.1.6; and

             (ii) in no event may the sum of the aggregate principal amount of all outstanding Tranche B Advances to the Borrower exceed the Tranche B Commitment.

      2.1.5 Availability of Tranche B Facility. Subject to the terms of this Agreement, the Tranche B Facility is available for borrowing from the date of this Agreement until the end of the 10th Business Day following the closing of the Destec Transaction at which time any unutilized portion of the Tranche B Commitment shall be deemed permanently cancelled. Amounts repaid on the Tranche B Facility may not be reborrowed.

      2.1.6 Tranche B Committed Advances. Each Tranche B Committed Advance hereunder shall consist of borrowings made from the several Tranche B Lenders ratably in proportion to their respective Tranche B Lender's Percentage. The Tranche B Committed Advances shall be evidenced by the Tranche B Notes.

      2.2    Letters of Credit.

      2.2.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, and provided that no Default or Unmatured Default has occurred and is continuing and the Borrower has provided the Agent and the applicable Issuer with an Issuance Request, the applicable Issuer will issue one or more Letters of Credit from time to time prior to the Tranche A Revolving Facility Termination Date for the account of the Borrower; it being understood and agreed that subject to the other terms of this Agreement the Borrower may obtain for its account Letters of Credit on behalf of any of its Subsidiaries. Each Letter of Credit shall be issued for the purpose of securing the trade payables or other obligations of the Borrower or a Subsidiary or Affiliate of the Borrower and shall be in such form as shall be reasonably acceptable to the Agent and the applicable Issuer and all legal and regulatory matters in respect of each Letter of Credit to be issued by an Issuer shall be reasonably satisfactory to such Issuer and its counsel. Each Issuer will immediately notify the Agent of the issuance of each Letter of Credit by such Issuer and immediately provide a copy of each Letter of Credit issued by such Issuer to the Agent; provided that the failure to so notify the Agent or so provide a copy to the Agent shall not limit or impair the Borrower's Obligations hereunder, including, without limitation, its Obligations to reimburse drawings under or in respect of each such Letter of Credit. Subject to the other terms and conditions hereof, upon the request of the Borrower, if First Chicago is the designated Issuer, First Chicago shall issue the applicable Letter of Credit and if any other Tranche A Lender is the designated Issuer, such Lender may, but shall not be obligated to, issue such Letter of Credit. Subject to the terms of this Agreement, the amount, expiry date, date of issuance, the currency (which may be U.S. Dollars, Canadian Dollars or Pounds Sterling) and the beneficiary of each Letter of Credit shall be as specified by the Borrower in a written Issuance Request delivered to the Agent and the applicable Issuer (by messenger, mail or electronic transmission, including facsimile transmission) not less than two (2) Business Days prior to the requested date of issuance. Within ten (10) days after the beginning of each month, the Agent shall give each Tranche A Lender written notice of all Letters of Credit issued during the preceding month. The Letters of Credit shall not have an expiration date later than 5:00 p.m. (Chicago time) on the Tranche A Revolving Facility Termination Date.

      2.2.2 Aggregate Amount Available under Letters of Credit. The aggregate Dollar Equivalent of the Stated Amount of all Letters of Credit outstanding at any one time shall not exceed $300,000,000, or, if less, the Tranche A Active Aggregate Revolving Commitment (the "Letter of Credit Sublimit") and after issuance of a Letter of Credit, the Dollar Equivalent of the Stated Amount of all Letters of Credit plus the Dollar Equivalent of the reimbursement obligations to the Issuers of Letters of Credit with respect to the amounts paid by such Issuers pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section 2.2.3, plus the aggregate principal amount of outstanding Tranche A Revolving Advances, plus all Competitive Bid Advances shall not exceed the Tranche A Active Aggregate Revolving Commitment.

      2.2.3 Reimbursement of Issuer; Automatic Advances. The Borrower hereby irrevocably agrees that it shall provide the Agent with immediately available and freely transferable funds in an amount equal to the amount (and in the currency) to be paid by an Issuer upon any drawing under a Letter of Credit by noon (Chicago time) on the date on which such drawing is to be paid by the applicable Issuer. Each Issuer shall promptly notify the Borrower and the Agent on the Business Day (which may be telephonic, promptly confirmed by telecopy) that a draw request or demand has been made under a Letter of Credit. Any funds received by the Agent from the Borrower pursuant to the immediately preceding sentence with respect to a draw or demand under a Letter of Credit shall be promptly paid by the Agent to the Issuer of such Letter of Credit to reimburse the Issuer of such Letter of Credit for the amount (and in the currency) actually disbursed by the Issuer of such Letter of Credit pursuant to such draft or demand. If the Borrower does not request or is not eligible for a Tranche A Advance hereunder and does not otherwise provide the Agent with funds, in the amount (and in the currency) and on the date necessary to settle the obligations of the Issuer under any draft drawn or demand made under a Letter of Credit (whether at or prior to the expiration of such Letter of Credit) issued for its account, the Borrower will be deemed to have given a Committed Borrowing Notice to the Agent requesting that the Tranche A Lenders make a Tranche A Revolving Advance which is a Floating Rate Advance on the date on which such drawing is honored in an amount equal to the Dollar Equivalent of such drawing and, to the extent permitted by law, the Tranche A Lenders shall make, and the Borrower shall accept, a Floating Rate Advance (consisting of Tranche A Committed Revolving Loans made by the Tranche A Lenders pro rata in accordance with their respective Tranche A Lenders' Percentages) in the Dollar Equivalent of the amount actually disbursed by the Issuer of such Letter of Credit pursuant to such draft or demand; provided, that to the extent such Floating Rate Advance cannot be made or accepted and the Borrower does not provide the Agent with immediately available and freely transferable funds in such amount and in the relevant currency, the reimbursement obligation shall bear interest (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) until paid at a rate per annum equal to the rate that would have been in effect if a Floating Rate Advance had been made, with respect hereto. Such Floating Rate Advance shall be made as of the date of such settlement of such Letter of Credit. The proceeds of such Floating Rate Advance shall be paid by the Tranche A Lenders to the Agent for payment to the Issuer of such Letter of Credit (and the Agent shall promptly pay such proceeds to such Issuer) to reimburse the Issuer of such Letter of Credit for each Tranche A Lender's Percentage of the Dollar Equivalent of the amount actually disbursed by the Issuer of such Letter of Credit pursuant to such draft or demand. In the event that the Issuer of a Letter of Credit makes the Draw Amount available to the beneficiary of such Letter of Credit and the Dollar Equivalent of such amount made available by the Tranche A Lenders to the Agent for payment to the Issuer is not sufficient to enable the Issuer to obtain Alternative Currency equal to the entire Draw Amount, the Borrower shall pay the Agent on demand for the benefit of such Issuer an amount equal to the Dollar Equivalent required to enable the Issuer to obtain Alternative Currency equal to the Draw Amount. In the event that the Tranche A Lenders shall have reimbursed the Issuer pursuant to Section 2.2.4 for any funds disbursed by such Issuer pursuant to any draft drawn or demand made under a Letter of Credit issued in an Alternative Currency, at the option of such Issuer, and notwithstanding the first sentence of this
Section 2.2.3, the Borrower shall be obligated to reimburse the Issuer in U.S. Dollars, rather than in the Alternative Currency.

      2.2.4 Lender Participation. Immediately upon issuance by an Issuer of any Letter of Credit in accordance with the procedures set forth in Section 2.2.1, and on the Closing Date in the case of the Letters of Credit referred to in clause (ii) of the definition of Letter of Credit, each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuer, without recourse or warranty, an undivided interest and participation to the extent of such Tranche A Lender's Percentage in such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to the Issuer under Section 2.2.6) and any security therefor held in the Letter of Credit Collateral Account or any Subsidiary Guaranty pertaining thereto. Accordingly, each Tranche A Lender hereby irrevocably agrees to reimburse the Issuer of each Letter of Credit for any funds disbursed by such Issuer pursuant to any draft drawn or demand made under such Letter of Credit, in an amount and in U. S. Dollars equal to the product of such Tranche A Lender's Percentage of the Dollar Equivalent of the amount disbursed by such Issuer with respect to such Letter of Credit. In the event that the Issuer of a Letter of Credit makes available to the beneficiary of such Letter of Credit the amount necessary to settle the obligations of such Issuer under any draft or demand made under such Letter of Credit (a "Draw Amount") and any Tranche A Lender fails to make available to the Agent for payment to such Issuer such Tranche A Lender's Percentage of the Dollar Equivalent of such Draw Amount on the date (the "Draw Date"), such Tranche A Lender shall pay to the Agent for the benefit of such Issuer on demand an amount, in addition to such Tranche A Lender's Percentage of the Dollar Equivalent of the Draw Amount, equal to interest on such Tranche A Lender's Percentage of the Dollar Equivalent of the Draw Amount for the number of days in the Out of Funds Period at a rate per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) equal to the Federal Funds Effective Rate; provided, however, that from and after the fifth (5th) day in any Out of Funds Period the applicable rate of interest shall be the Floating Rate rather than the Federal Funds Effective Rate. The obligations of a Tranche A Lender to make payments to and for the account of an Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms of this Agreement under all circumstances and notwithstanding: (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer of any Letter of Credit, any Tranche A Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transactions between any Obligor or any Affiliate of any Obligor and the beneficiary named in any Letter of Credit); (iii) any draft, certificate or any other document presented under any Letter of Credit being forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (v) any failure by the Agent or any Issuer to make any reports required pursuant to this Agreement or any of the other Loan Documents; (vi) any inability (whether financial or otherwise) or unwillingness (for any reason) of any Obligor to perform its Obligations; (vii) the occurrence of any Default or Unmatured Default; or (viii) the unavailability of Canadian Dollars or Pounds Sterling.

      2.2.5 Letter of Credit Fees. The Borrower hereby agrees to pay to the Agent for the pro rata benefit of the Tranche A Lenders, as determined by each Tranche A Lender's Percentage, a Letter of Credit participation fee (i) in the case of Standby Letters of Credit equal to the Applicable Margin per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average of the Dollar Equivalent of the Stated Amount of each Standby Letter of Credit issued; and (ii) in the case of Documentary Letters of Credit equal to the Applicable Documentary Margin per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average of the Dollar Equivalent of the Stated Amount of each Documentary Letter of Credit issued; provided, however, that for purposes of Section 2.2.5, the Dollar Equivalent of each Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. The Borrower shall pay to the Agent the Letter of Credit participation fee due with respect to each outstanding Letter of Credit on each Payment Date in respect of each Letter of Credit outstanding during the calendar quarter during which such Payment Date occurs, commencing on the first Payment Date to occur after such Letter of Credit is issued, and on the Tranche A Revolving Facility Termination Date. The Agent shall promptly remit to each Tranche A Lender its Percentage of each Letter of Credit participation fee after its receipt by the Agent.

      2.2.6 Issuer Fees. The Borrower hereby agrees to pay to each Issuer solely for its benefit and in addition to such Issuer's Percentage of the Letter of Credit participation fees due under Section 2.2.5, (i) in the case of Standby Letters of Credit a Letter of Credit fronting fee of 10 basis points per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average Dollar Equivalent of the Stated Amount of each Standby Letter of Credit issued by such Issuer from and including the date issued to and including the date of its expiration or earlier termination, (ii) in the case of Documentary Letters of Credit a Letter of Credit fronting fee of 7.5 basis points per annum (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) on the daily average Dollar Equivalent of the Stated Amount of each Documentary Letter of Credit issued by such Issuer from and including the date issued to and including the date of its expiration or earlier termination, and (iii) a fee for each issuance, amendment or renewal of, and for each negotiation of a draft drawn under, a Letter of Credit issued by such Issuer in the amount customarily charged by such Issuer from time to time or such other amount that may be agreed to in writing from time to time by such Issuer and the Borrower; provided, however, that for purposes of Section 2.2.6, the Dollar Equivalent of each Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination. The Borrower shall pay to the Agent the Letter of Credit fronting fee due with respect to each outstanding Letter of Credit on each Payment Date in respect of each Letter of Credit outstanding during the calendar quarter during which such Payment Date occurs, commencing on the first Payment Date to occur after such Letter of Credit is issued, and on the Tranche A Revolving Facility Termination Date. The Agent shall promptly remit to each Issuer any Letter of Credit fronting fee due to such Issuer after the Agent's receipt of such fee.

      2.2.7 Verification. Neither the Agent, any Issuer nor any Lender shall have any duty to verify or make any inquiry with regard to the truth or accuracy of any statement made in any draft or document presented to the Agent or any Issuer under any Letter of Credit, and neither the Agent, any Issuer nor any Lender shall have any duty to make any inquiry into the genuineness of any signature on any such draft or document or into the due authorization of any party to execute or present such draft or document or to receive payment under any Letter of Credit; unless, and to the extent, that the Borrower has provided the Agent with sufficient funds to reimburse the applicable Issuer for any demand or draw under a Letter of Credit, and thereafter a court of competent jurisdiction determines that the Agent or such Issuer was grossly negligent (and not simply negligent or contributorily negligent) or guilty of willful misconduct for making such payment in which case the maximum liability of the Agent or such Issuer, as the case may be, shall not exceed the direct damages resulting therefrom. In no event, with respect to any Letter of Credit, shall the Agent, any Lender or any Issuer be liable for punitive or consequential damages.

      2.2.8 Irrevocable Obligations and Commercial Practices. None of the Agent, any Issuer nor any Lender shall be responsible in connection with any Letter of Credit issued hereunder for, and the obligation of the Borrower set forth in Section 2.2.3 to provide the Agent with funds to reimburse the Issuer of each Letter of Credit issued for the account of the Borrower for amounts disbursed by such Issuer pursuant to drafts or demands made under any Letter of Credit issued shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms of this Agreement under all circumstances and notwithstanding, (i) payment made pursuant to any Letter of Credit despite the failure of any draft to bear any reference or adequate reference to the Letter of Credit, or the failure of any Person to note the amount of any drawing on the Letter of Credit; (ii) errors, omissions, interruptions, or delays in transmission or delivery of any messages, in person, by mail, cable, telegraph, wireless or otherwise whether or not they may be in cipher; (iii) any use which may be made of any Letter of Credit; (iv) any acts or omissions of any beneficiary under any Letter of Credit; (v) the form, validity, sufficiency, or genuineness of documents, or any endorsements(s) thereon, even if such documents should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged; (vi) the sufficiency or genuineness of any messages or instructions to issue a Letter of Credit, or any of the terms thereof, howsoever delivered or transmitted by any Obligor to the Agent or any Issuer; or (vii) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer of any Letter of Credit, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transactions between any Obligor or any Affiliate of any Obligor and the beneficiary named in any Letter of Credit) other than a defense based on the gross negligence or willful misconduct of such Issuer as determined by a court of competent jurisdiction. The happening of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair, or prevent the vesting of any of the Agent's, any Issuer's or any Lender's rights or powers under this Agreement or any other Loan Documents. The Agent, any Issuer or any Lender may receive, accept, or pay as complying with the terms of any Letter of Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, the party in whose name such Letter of Credit provides that any drafts or any other documents should be drawn or issued. In furtherance and extension but not in limitation of the foregoing provisions, it is hereby further agreed that any action, inaction, or omission taken or suffered by the Agent, any Issuer or any Lender under or in connection with any

Letter of Credit or any drafts or documents referenced therein shall be binding upon the Obligors, the Issuers and the Lenders and shall not place the Agent, any Issuer or any Lender under any resulting liability to any Obligor or any Lender. Notwithstanding the foregoing, to the extent that an Obligor has reimbursed the Agent or the applicable Issuer for any draw or demand under a Letter of Credit issued for its account and thereafter a court of competent jurisdiction determines that the Agent or such Issuer did not act in good faith and in substantial conformity with such Person's customary practices and such domestic laws and customs or regulations as such Person deemed applicable thereto or was guilty of gross negligence (and not simply negligence or contributory negligence) or willful misconduct in honoring such demand or draw, the Agent or such Issuer, as the case may be, shall be liable to such Obligor for such action, gross negligence or willful misconduct provided that in any event the maximum liability of the Agent or such Issuer, as the case may be, shall not exceed the direct damages resulting therefrom. In no event, with respect to any Letter of Credit, shall the Agent, any Issuer or any Lender be liable for punitive or consequential damages.

      2.2.9   [Intentionally Omitted].

      2.2.10 Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the final expiration date of any Letter of Credit and thereafter as long as any amount is payable to the Tranche A Lenders in respect of any Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") with the Agent, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Tranche A Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Agent will invest any funds in U.S. Dollars on deposit from time to time in the Letter of Credit Collateral Account in short term investments similar to those described in Section 6.2.7(i), (ii), (iii), (ix),
(x), (xi) and (xii) having a maturity not exceeding 30 days. The Agent shall have the authority to create additional accounts for deposit of Canadian Dollars and Pounds Sterling in short term investments similar to those described in
Section 6.2.7(i), (ii), (iii), (ix), (x), (xi) and (xii) having a maturity not exceeding 30 days. Nothing in this Section 2.2.10 shall (i) obligate the Borrower to deposit any funds in the Letter of Credit Collateral Account, (ii) obligate the Agent to require the Borrower to deposit any funds in the Letter of Credit Collateral Account or (iii) limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account, other than as required by
Section 8.1. The Borrower hereby grants to the Agent for the benefit of the Tranche A Lenders a security interest in the Letter of Credit Collateral Account and any funds or investments in such account.

      2.2.11 Currency Fluctuation. If as a result of fluctuations in currency exchange rates (i) the aggregate Dollar Equivalent of the Stated Amount plus the Dollar Equivalent of the reimbursement obligations to the Issuers of Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section
2.2.3 exceeds the Letter of Credit Sublimit by more than $5,000,000 at any time, the Borrower, at its option, either shall within 5 Business Days prepay outstanding Tranche A Advances in an amount equal to such excess or shall deliver to the Agent for deposit into the Letter of Credit Collateral Account, an amount equal to such excess (or a combination thereof) or (ii) the aggregate of all outstanding Tranche A Advances plus the Dollar Equivalent of the aggregate Stated Amount plus the Dollar Equivalent of the reimbursement obligations to the Issuers of Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section 2.2.3 exceeds the amount of the Tranche A Active Aggregate Revolving Commitment, the Borrower shall within 5 Business Days prepay outstanding Advances in an amount equal to such excess or, if such excess is greater than the amount of all outstanding Tranche A Advances, shall within 5 Business Days prepay all outstanding Tranche A Advances and deliver to the Agent for deposit into the Letter of Credit Collateral Account, an amount equal to the remaining excess after giving effect to such prepayment.

     2.3     Competitive Bid Advances.

     2.3.1 Competitive Bid Option. In addition to Committed Advances pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.1(iv) as to the maximum aggregate principal amount of all outstanding Tranche A Revolving Advances hereunder), the Borrower may, as set forth in this Section 2.3, request the Tranche A Lenders, prior to the Tranche A Revolving Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Tranche A Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes.

     2.3.2 Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under Section 2.3, it shall transmit to the Agent by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

             (a) the proposed Borrowing Date, which shall be a Business
                 Day, for the proposed Competitive Bid Advance;

             (b) the aggregate principal amount of such Competitive Bid
                 Advance;

             (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both;

             (d) the Interest Period applicable thereto (which may not end after the Tranche A Revolving Facility Termination Date); and

             (e) whether the Competitive Bid Advance is to be prepayable.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 3 Business Days (or upon reasonable prior notice to the Tranche A Lenders, such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "F" hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopy.

     2.3.3 Invitation for Competitive Bid Quotes. Promptly and in any event before noon (Chicago time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Agent shall send to each of the Tranche A Lenders by telex or telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by the Borrower to each Tranche A Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with Section 2.3.4.

     2.3.4 Submission and Contents of Competitive Bid Quotes. (i) Each Tranche A Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than (a) (I) 12:45 p.m. (Chicago time) in the case of First Chicago and (II) 1:00 p.m. (Chicago time) in the case of each other Tranche A Lender, at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) (I) 8:45 a.m. (Chicago time) in the case of First Chicago and (II) 9:00 a.m. (Chicago time) in the case of each other Tranche A Lender on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Tranche A Lenders, such other time and date as the Borrower and the Agent may agree, provided that First Chicago shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Tranche A Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (ii)    Each Competitive Bid Quote shall in any case specify:

             (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

             (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Tranche A Commitment of the quoting Tranche A Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

             (c) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

             (d) the minimum or maximum amount, if any, of any Competitive Bid Loan which may be accepted by the Borrower and/or the limit, if any, as to the aggregate principal amount of Competitive Bid Loans from such Tranche A Lender which may be accepted by the Borrower;

             (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

             (f)  the applicable Interest Period; and

             (g)  the identity of the quoting Tranche A Lender.

     (iii)   The Agent shall reject any Competitive Bid Quote that:

             (a) is not substantially in the form of Exhibit "H" hereto or does not specify all of the information required by Section 2.3.4(ii);

             (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "H" hereto;

             (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

             (d)  arrives after the time set forth in Section 2.3.4(i).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(iii), then the Agent shall notify the relevant Tranche A Lender of such rejection as soon as practical.

     2.3.5 Notice to the Borrower. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Tranche A Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.3.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Tranche A Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest

Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

      2.3.6 Acceptance and Notice by the Borrower. Subject to the receipt of the notice from the Agent referred to in Section 2.3.5, not later than (i) 2:00 p.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(ii)(d)); provided that:

             (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

             (b) acceptance of offers for any Competitive Bid Advance with otherwise identical terms may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be;

             (c)  the Borrower may not accept any offer of the type described in
     Section 2.3.4(iii) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement; and

             (d) after giving effect to such Competitive Bid Advance, the sum of the Dollar Equivalent of the Stated Amount of all Letters of Credit, plus the Dollar Equivalent of reimbursement obligations to the Issuers of Letters of Credit with respect to the amounts paid by such Issuers pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section 2.2.3, plus the aggregate principal amount of all outstanding Tranche A Revolving Advances plus all Competitive Bid Advances shall not exceed the Tranche A Active Aggregate Revolving Commitment.

     2.3.7 Allocation by the Agent. If offers are made by two or more Tranche A Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Tranche A Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Tranche A Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Tranche A Lender has indicated that it is willing to accept. Allocations by the

Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day in the case of Eurodollar Bid Rate Advances, and by 11:00 a.m. (Chicago time) in the case of Absolute Rate Advances, notify each Tranche A Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Tranche A Lender.

      2.3.8 Administration Fees. The Borrower hereby agrees to pay to the Agent for its sole account administration fees for Competitive Bid Quote Requests in such amounts as heretofore agreed upon by the Borrower in writing.

      2.4 Required Payments; Termination. The aggregate outstanding Tranche B Advances shall be payable in full on the Tranche B Facility Termination Date. All Competitive Bid Loans shall be paid in full by the Borrower on the last day of the applicable Interest Period. In the event the sum of the aggregate outstanding principal amount of the Tranche A Revolving Advances plus the Competitive Bid Advances plus the aggregate Dollar Equivalent of the Stated Amount of all Letters of Credit then outstanding plus the Dollar Equivalent of all reimbursement obligations to the Issuers of Letters of Credit with respect to the amounts paid by such Issuers pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section 2.2.3 exceeds the Tranche A Active Aggregate Revolving Commitment (the amount of such excess herein the "Excess Exposure"), the Borrower shall (i) first reclassify Tranche A Inactive Aggregate Revolving Commitment as Tranche A Active Aggregate Revolving Commitment pursuant to Section 2.6.1 up to the amount of the Excess Exposure,
(ii) second if any Excess Exposure remains after such reclassification, make a mandatory prepayment of the outstanding principal amount of the Tranche A Revolving Advances and the Competitive Bid Advances up to the amount of such remaining Excess Exposure, and (iii) third if any Excess Exposure remains after payment of the Tranche A Revolving Advances and the Competitive Bid Advances in full, the Borrower will deliver to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the lesser of (1) the sum of the Dollar Equivalent of the aggregate maximum amount remaining available to be drawn under the Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued and outstanding as of such time and (2) the remaining Excess Exposure; provided, that if no Default shall have occurred and be continuing, the Borrower may, to the extent applicable, eliminate the Excess Exposure by any combination of the foregoing (i) and (ii) (but until (i) and (ii) have been accomplished not (iii)) as the Borrower may select. Any outstanding Tranche A Committed Advances and all other unpaid Obligations in respect of Letters of Credit and Competitive Bid Advances shall be paid in full by the Borrower on the Tranche A Revolving Facility Termination Date.

      2.5 Types of Committed Advances. The Committed Advances may be Floating Rate Advances, or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

      2.6 Facility Fees, Commitment Fees and Designation of the Tranche A Active Aggregate Revolving Commitment.

      2.6.1 Designation of Tranche A Active and Tranche A Inactive Aggregate Revolving Commitment. As of the date of this Agreement, the Tranche A Active Aggregate Revolving Commitment shall be $450,000,000 and the Tranche A Inactive Aggregate Revolving Commitment shall be $100,000,000. The Borrower may at any time and from time to time designate that the Tranche A Inactive Aggregate Revolving Commitment be reclassified as Tranche A Active Aggregate Revolving Commitment, in whole, or in a minimum amount of $15,000,000 and in integral multiples of $5,000,000, upon one Business Day's prior written notice to the Agent. The Agent shall promptly notify each Tranche A Lender of its receipt of notice from the Borrower electing to so reclassify all or part of the Tranche A Inactive Aggregate Revolving Commitment.

      2.6.2 Commitment Fees. The Borrower hereby agrees to pay to the Agent for the account of each Tranche A Lender, ratably in the proportion that such Tranche A Commitment bears to the Tranche A Aggregate Revolving Commitment, a commitment fee equal to the sum of (i) the Applicable Commitment Fee on the average daily amount of the Tranche A Inactive Aggregate Revolving Commitment plus (ii) the Applicable Commitment Fee on the average daily unused amount of the Tranche A Active Aggregate Revolving Commitment (it being understood that the Dollar Equivalent of the Stated Amount of all outstanding Letters of Credit is usage of the Tranche A Active Aggregate Revolving Commitment; provided, however, that for purposes of Section 2.6.2, the Dollar Equivalent of each Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month in each case from and including the date issued to and including the date of its expiration or earlier termination. For purposes of calculating the commitment fee referred to in subpart (ii) above, outstanding Competitive Bid Loans shall not be deemed usage of the Tranche A Active Aggregate Revolving Commitment. For purposes of calculating the commitment fee referred to in subparts (i) and (ii) above, the Tranche A Active Aggregate Revolving Commitment will be deemed increased, and the Tranche A Inactive Aggregate Revolving Commitment will be deemed permanently decreased on the first day of each calendar quarter by the aggregate amount of all portions of the Tranche A Inactive Aggregate Revolving Commitment activated during such quarter. Such commitment fees shall be payable quarterly in arrears on the third Business Day after each Payment Date and on the Tranche A Revolving Facility Termination Date.

      2.6.3 Cancellation of Tranche A. The Borrower may at any time after the date hereof cancel the Tranche A Aggregate Revolving Commitment, in whole, or in a minimum aggregate amount of $15,000,000 (and in integral multiples of $5,000,000) ratably among the Tranche A Lenders upon at least three Business Days' prior written notice to the Agent, which notice shall specify the amount of such reduction and whether and to what extent such reduction shall apply to the Tranche A Active Aggregate Revolving Commitment or the Tranche A Inactive Aggregate Revolving Commitment; provided, however, no such notice of cancellation shall be effective to the extent that (i) it would reduce the Tranche A Active Aggregate Revolving Commitment to an amount which would be less than the outstanding principal amount of Tranche A Revolving Advances, plus Competitive Bid Advances plus the Dollar Equivalent of the Stated Amount of all Letters of Credit outstanding plus the Dollar Equivalent of reimbursement obligations to the Issuers of Letters of Credit with respect to the amounts paid by such Issuers pursuant to Letters of Credit which reimbursement obligations have not been repaid by the Borrower and have not been deemed to be automatic Floating Rate Advances pursuant to Section
2.2.3 at the time such cancellation is to take effect, (ii) it would reduce or terminate any portion of the Tranche A Active Aggregate Revolving Commitment before the Tranche A Inactive Aggregate Revolving Commitment is terminated or reduced to zero. Any notice of cancellation given pursuant to this Section 2.6.3 shall be irrevocable and permanent and shall specify the date upon which such cancellation is to take effect. The Agent shall promptly notify each Tranche A Lender of its receipt of notice from the Borrower electing to cancel all or a portion of the Tranche A Aggregate Revolving Commitment. Each partial cancellation of the Tranche A Aggregate Revolving Commitment shall cancel each Tranche A Commitment ratably in proportion to the ratio that such Tranche A Lender's Tranche A Commitment bears to the Tranche A Aggregate Revolving Commitment.

      2.7 Minimum Amount of Each Advance. Each Eurodollar Committed Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Tranche A Aggregate Revolving Commitment or the unused Tranche B Commitment, as the case may be.

      2.8 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium (other than amounts payable as provided in Section 3.4, if any, as a result of such prepayment being made other than on the last day of a Eurodollar Interest Period with respect to any Eurodollar Advance as provided in Section 3.4), all outstanding Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Advances upon three Business Days' (or in the case of outstanding Advances bearing interest at a Floating Rate, one Business Day's) prior notice to the Agent; provided that a Competitive Bid Advance which the Borrower indicated was not prepayable in the related Competitive Bid Quote Request may not be prepaid prior to such last day unless agreed by the relevant Tranche A Lender.

      2.9 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance (other than a Competitive Bid Advance), the Interest Period applicable to each Advance from time to time; provided, that the Borrower will not select Eurodollar Interest Periods with regard to Committed Loans so that more than eight (8) Eurodollar Interest Periods with regard to Tranche A Committed Loans or more than eight (8) Eurodollar Interest Periods with regard to Tranche B Loans are in effect at any time. The Borrower shall give the Agent irrevocable notice (a "Committed Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance (other than a Eurodollar Bid Rate Advance), specifying:

             (i) the Borrowing Date, which shall be a Business Day, of such Advance,

             (ii)  the aggregate amount of such Advance,

             (iii) the Type of Advance selected and whether a Tranche A Advance or a Tranche B Advance, and

             (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Tranche A Lender if a Tranche A Committed Advance and each Tranche B Lender if a Tranche B Advance shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the applicable Lenders available to the Borrower at the Agent's aforesaid address.

      2.10 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until converted into Fixed Rate Advances. Each Eurodollar Committed Advance shall continue as a Eurodollar Committed Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Committed Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Committed Advance either continue as a Eurodollar Committed Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Tranche A Advance of either Type into the other Type of Tranche A Advance or to convert all or any part of a Tranche B Advance of either Type into the other Type of Tranche B Advance; provided that any conversion of any Eurodollar Committed Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Tranche A Advance, a Tranche B Advance or continuation of a Eurodollar Committed Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

             (i) the requested date which shall be a Business Day, of such conversion or continuation;

             (ii) the aggregate amount, whether a Tranche A Advance or a Tranche B Advance and Type of the Advance which is to be converted or continued; and

             (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Committed Advance, the duration of the Interest Period applicable thereto.

      2.11 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Committed Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Eurodollar Committed Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period of any Tranche A Advance may end after the Tranche A Revolving Facility Termination Date and no Interest Period of any Tranche B Advance may end after the Tranche B Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Committed Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to
Section 2.4.

      2.12 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the relevant Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the affected Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

      2.13 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds and in the appropriate currency to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Tranche A Lenders or the Tranche B Lenders, whichever is applicable. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

      2.14 Notes; Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Notes, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Notes. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic or telecopy notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic or telecopy notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Committed Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Commitment fees and interest on Floating Rate Advances and Absolute Rate Advances shall be calculated for actual number of days elapsed on the basis of a year consisting of 365, or where appropriate 366, days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.16 Notification of Tranche A Advances, Tranche B Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each affected Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each of such Lender's Eurodollar Committed Advances promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Bank agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

      2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this

Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telecopy notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.19 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender (or Lending Installation) that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender (or Lending Installation) is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender (or Lending Installation) which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender (or Lending Installation) is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Lending Installation) from duly completing and delivering any such form with respect to it and such Lender (or Lending Installation) advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      2.20 Maximum Interest Rate. Nothing contained in this Agreement or the Notes shall require any Obligor to pay interest to any Lender at a rate exceeding the maximum rate permitted by applicable law with respect to such Lender. This Section 2.20 is not intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of any state if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. federal law and it is specifically provided that Chapter 15 of Texas Revised Civil Statutes Article 5069 (the Texas Credit Code), which regulates certain revolving loan accounts and revolving tri-party accounts, shall not be applicable to this Agreement, the Notes or any of the Debt arising hereunder. If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period (together with any fees or charges which would constitute interest under applicable law) would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to the third sentence of this Section
2.20 and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the third sentence of this Section 2.20.

      2.21 Agent's Fees. In order to compensate First Chicago for the cost and expense of acting as Agent under this Agreement, the Borrower hereby agrees to pay to First Chicago the fees agreed to between the Borrower and First Chicago with respect to its activities in structuring and administering this Agreement.

      2.22 Procedures with respect to the Tranche A Aggregate Revolving Commitment. So long as no Default or Unmatured Default has occurred and is continuing, the Borrower may request from time to time, and subject to the terms and conditions hereinafter set forth, that the Tranche A Aggregate Revolving Commitment be increased by giving written notice thereof to the Agent; provided, however, that any such notice must be given no later than 60 days prior to the then Tranche A Revolving Facility Termination Date. Each such notice (a "Notice of Commitment Increase") shall be in the form of Exhibit C-2 and specify therein:

             (i) the effective date of such increase, which date (the requested "Commitment Increase Effective Date") shall be no earlier than five Business Days after receipt by the Agent of such notice;

             (ii) the amount of the requested increase; provided, however, that after giving effect to such requested increase, the Tranche A Aggregate Revolving Commitment shall not exceed $750,000,000;

             (iii) the identity of the then Tranche A Lenders, if any, which have agreed with the Borrower to increase their respective Tranche A Commitments in an amount such that their respective Percentage after giving effect to such requested increase will be the same or greater than their respective Percentages prior to giving effect to such requested increase (each such then Tranche A Lender being a then "Increasing Lender"), each other Tranche A Lender which has agreed to increase its Tranche A Commitment in an amount such that its Tranche A Lender's Percentage after giving effect to such a requested increase will be less than its Tranche A Lender's Percentage prior to giving effect to such requested increase (each such Tranche A Lender being a "Partially Increasing Lender") and the identity of each financial institution not already a Tranche A Lender, if any, which has agreed with the Borrower to become a Tranche A Lender to effect such requested increase in the Tranche A Aggregate Revolving Commitment (each such assignee shall be reasonably acceptable to the Agent and each such assignee being a then "New Lender" and each Tranche A Lender which has not agreed to increase its Tranche A Commitment being a "Reducing Lender");

             (iv) the amount of the respective Tranche A Commitments of the then existing Tranche A Lenders and such New Lenders from and after the effective date of such increase; and

             (v) the amount of the requested increase that will be the Tranche A Active Aggregate Revolving Commitment and the amount that will be the Tranche A Inactive Aggregate Revolving Commitment.

     On or before each Commitment Increase Effective Date:

             (i) the Borrower, each Increasing Lender, each Partially Increasing Lender and each then New Lender shall execute and deliver to the Agent for its acceptance, as to form, documentation embodying the provisions of the Notice of Commitment Increase relating to the increase in the Tranche A Aggregate Revolving Commitment to be effected on such Commitment Increase Effective Date; and

             (ii) upon acceptance of such documentation by the Agent, which acceptance shall not be unreasonably withheld, and so long as no Default or Unmatured Default has occurred and is continuing, (A) the Agent shall give prompt notice of such acceptance to each Co-Agent and each Lender, (B) it shall become effective, and the Tranche A Aggregate Revolving Commitment shall be increased to the amount specified therein, on such Commitment Increase Effective Date, (C) the Borrower shall execute and deliver to each then New Lender a Tranche A Committed Note payable to the order of such Lender in the face principal amount equal to such Tranche A Lenders' Commitment and a Competitive Bid Note and (D) the Borrower shall execute and deliver to each Increasing Lender and each Partially Increasing Lender, against receipt by the Borrower of such Lender's then existing Tranche A Committed Note, a new Tranche A Committed Note in the face principal amount equal to such Tranche A Lenders' Commitment after giving effect to such Commitment increase.

     On each Commitment Increase Effective Date:

             (i) each then New Lender and each then Increasing Lender shall, by wire transfer of immediately available funds, deliver to the Agent such Lenders' New Funds Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute Tranche A Committed Revolving Loans made by such Lender to the Borrower pursuant to Section 2.1 on such Commitment Increase Effective Date; and

             (ii) the Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Lender and to each Partially Increasing Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.8, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Tranche A Committed Revolving Loans of such Lender.

     Effective as of each Commitment Increase Effective Date, the Notes then or theretofore delivered to each then New Lender, and the new Notes then or theretofore delivered to each then Increasing Lender and each then Partially Increasing Lender, shall evidence such Tranche A Lender's ownership of its Tranche A Lender's Percentage, effective as of such Commitment Increase Effective Date, of all Tranche A Loans then outstanding. Also effective as of each Commitment Increase Effective Date, each then New Lender and each then Increasing Lender shall be deemed to have purchased and had transferred to it, and each then Reducing Lender and each Partially Increasing Lender shall be deemed to have sold and transferred to such New Lenders and Increasing Lenders, such undivided interest and participation in such Reducing Lender's and such Partially Increasing Lender's interest and participation in all then outstanding Letters of Credit, the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing as is necessary so that such undivided interests and participations of all Tranche A Lenders (including each then New Lender) shall accord with their respective Tranche A Lender's Percentages after giving effect to the increase in the Tranche A Aggregate Revolving Commitment on such Commitment Increase Effective Date.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES


      3.1 Yield Protection. If any change in, or introduction of, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender or Issuer therewith,

             (i) subjects any Lender or Issuer or any applicable Lending Installation to any additional tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or Issuer or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or Letters of Credit or participations therein or other amounts due it hereunder, or

             (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

             (iii) imposes any other condition the direct result of which is to increase the cost to any Lender or Issuer or any applicable Lending Installation of making, funding, maintaining or participating in the Loans or Letters of Credit or reduces any amount receivable by any Lender or Issuer or any applicable Lending Installation in connection with the Loans or Letters of Credit, or requires any Lender or Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of the Loans or Letters of Credit held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender or Issuer, the Borrower shall pay such Lender or Issuer that portion of such increased expense incurred or reduction in an amount received which such Lender or Issuer reasonably determines is attributable to making, funding and maintaining its Loans, Letters of Credit, participations therein and its Commitment. Any Lender or Issuer claiming or reasonably anticipating any additional amounts payable pursuant to
Section 3.1(i) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its applicable Lending Installation or Issuing Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender or Issuer in its opinion. The Borrower shall not be obligated to compensate any Lender or Issuer pursuant to this Section 3.1 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender or Issuer to the Borrower of its intention to seek compensation under this Section 3.1.

      3.2 Changes in Capital Adequacy Regulations. If a Lender or Issuer determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender, such Issuer, or any corporation controlling such Lender or Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or Issuer, the Borrower shall pay such Lender or Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or Issuer reasonably determines is attributable to this Agreement, its Loans, its Letters of Credit or its obligation to make Loans or issue Letters of Credit or participate in Letters of Credit hereunder (after taking into account such Lender's or Issuer's policies as to capital adequacy being applied with respect to customers similarly situated to Borrower with whom such Lender or Issuer has a contractual right to so charge such amounts). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or Issuer or any Lending Installation or Issuing Office or any corporation controlling any Lender or Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. The Borrower shall not be obligated to compensate any Lender or Issuer pursuant to this Section 3.2 for any amounts attributable to a period more than 90 days prior to the giving of notice by such Lender or Issuer to the Borrower of its intention to seek compensation under this
Section 3.2.

      3.3 Availability of Types of Advances. If any Lender determines that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be converted into Floating Rate Advances. If the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advances made after the date of any such determination until such time as deposits of a Type or maturity appropriate to match fund Eurodollar Advances are made available, or
(ii) after giving effect to amounts payable under Sections 3.1 and 3.2 an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a Eurodollar Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advances made after the date of any such determination.

      3.4 Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or any Eurodollar Committed Advance is converted to a Floating Rate Advance on a date which is not the last day of the applicable Interest Period or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it directly resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance; provided that the foregoing shall not permit prepayment of a Competitive Bid Advance (i) which the Borrower has indicated in the related Competitive Bid Quote Request is not to be prepayable and (ii) which the relevant Lender has not agreed to permit to be prepaid.

      3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in its opinion. If any amount becomes due under Section 3.1, 3.2 or 3.4, each affected Lender or Issuer shall consult with the Borrower as to how it intends to calculate the amount due and shall deliver a written statement of such Lender or Issuer as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the basis for claiming such amount and calculations upon which such Lender or Issuer determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error; provided that the determination of such amount shall be made in good faith and in a manner consistent with such Lender's standard practice and that such Lender's policies as to imposing such increased costs are being applied with respect to customers similarly situated to Borrower with whom such Lender or Issuer has a contractual right to so charge such amounts. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the Type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within ten (10) Business Days after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

      3.6 Replacement of Lenders. If any Lender is unable to make a Fixed Rate Loan pursuant to Section 3.3, is subject to increased costs pursuant to
Section 3.1, 3.2 or 3.4, fails to designate an alternate Lending Installation pursuant to Section 3.1 or 3.5, or is owed or reasonably anticipates being owed additional amounts pursuant to Section 3.1 and fails to take action to the extent required under Subsection 3.1 to avoid or reduce any such additional amounts, the Borrower shall have the right, if no Default then exists, to replace such Lender with another financial institution reasonably acceptable to the Agent and any Issuing Bank provided that (i) such financial institution shall unconditionally offer in writing (with a copy to the Agent) to purchase, in accordance with Section 12.3.2 all of such Lender's rights and obligations under this Agreement and the Notes, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Notes payable to such Lender plus such Lender's Tranche A Percentage, if any, of any outstanding reimbursement obligations with respect to any outstanding Letters of Credit plus any accrued but unpaid interest on such Notes and such reimbursement obligations plus accrued but unpaid fees in respect of such Lender's Commitment hereunder to the date of such purchase on a date therein specified, (ii) the obligations of the Borrower owing pursuant to Section 3.1, 3.2 and 3.4 to the Lender being replaced, shall be paid in full to the Lender being replaced concurrently with such replacement, (iii) the replacement financial institution shall execute a Notice of Assignment pursuant to which it shall become a party hereto as provided in Section 12.3.2 and shall pay the processing fee required pursuant to such section, and (iv) upon compliance with the provisions for assignment provided in Section 12.3 and the payment of amounts referred to in clause (i), the replacement financial institution shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder; provided that (x) if such Lender accepts such an offer and such financial institution fails to purchase on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the increased cost, amounts, expenses and taxes under Sections 3.1, 3.2, 3.4 and 3.5 above to such Lender and (y) if such Lender fails to accept such purchase offer, the Borrower shall not be obligated to pay such Lender such increased cost pursuant to such sections from and after the date of such purchase offer; provided, further that notwithstanding the foregoing, no Lender which is an Issuer of an outstanding Letter of Credit may be replaced pursuant to this Section 3.6 while such Letter of Credit is outstanding.

      3.7    Currency.

             (i) Payments in Agreed Currency. The Borrower shall make payment relative to each Advance and each Letter of Credit in the currency (the "Agreed Currency") in which the Advance or Letter of Credit was effected. If any payment is received on account of any Advance or Letter of Credit in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of such Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Issuer, Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

             (ii) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Borrower shall be obligated to pay the Issuer, the Agents and the Lenders any deficiency in accordance with subsection 3.7(i). For the foregoing purposes "rate of exchange" means the rate at which the relevant Issuer, Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

             (iii) Circumstances Giving Rise to Payment. If (i) any Issuer, Lender or Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed

     Currency which the relevant Issuer, Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures, and after deducting any premiums and costs of exchange, is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then Borrower on demand shall, and Borrower hereby agrees to, pay to the Issuers, Lenders and the Agents amounts equal to the deficiency and any loss, cost or expense arising out of or in connection with such deficiency.

             (iv) Separate Obligation. The agreement provided for in subsection 3.7(iii) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Issuers, Lenders or the Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. The agreements and obligations of the Borrower in this Section 3.7 shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

      4.1 Conditions Precedent to Effectiveness. The effectiveness of this Credit Agreement and the obligation of each Lender to make Loans hereunder and the obligation of each Issuer to issue the Letters of Credit hereunder pursuant to the terms and conditions of this Agreement are subject to the conditions precedent that the Borrower furnishes the following with sufficient copies for the Lenders:

             (i) Copies of the articles of incorporation of the Borrower, Warren NGL, Inc., Warren Gas Liquids, Inc., and NGC Oil Trading and Transportation, Inc. and each corporate partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership and of the partnership agreement of each of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership or partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership which is a partnership, together with all amendments, and a certificate of good standing for each of the Borrower, Warren NGL, Inc., Warren Gas Liquids, Inc., and NGC Oil Trading and Transportation, Inc. and each corporate partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership, certified with respect to each of the Borrower, Warren NGL, Inc., Warren Gas Liquids, Inc., and NGC Oil Trading and Transportation, Inc. and each corporate partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership by the appropriate governmental officer in its jurisdiction of incorporation or organization, as the case may be; provided that in lieu of delivering any such documents which were previously provided to the Agent pursuant to the Original Credit Agreement and which documents so provided have not changed, the Borrower may furnish a certificate in form and substance satisfactory to the Agent which states that such documents were so delivered and have not changed.

             (ii) Copies, certified by the Secretary or Assistant Secretary of each of the Borrower, Warren NGL, Inc., Warren Gas Liquids, Inc., and NGC Oil Trading and Transportation, Inc. and each partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents to which it is a party.

             (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower, Warren NGL, Inc., Warren Gas Liquids, Inc., and NGC Oil Trading and Transportation, Inc. and each partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership, which shall identify by name and title and bear the signature of the officers of the Borrower, Warren NGL, Inc.; Warren Gas Liquids, Inc.; and NGC Oil Trading and Transportation, Inc. or partner of Natural Gas Clearinghouse and Warren Petroleum Company, Limited Partnership authorized to sign the Loan Documents and to make borrowings and obtain Letters of Credit hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; provided that in lieu of delivering any such incumbency certificates for Obligors for which such certificates were previously provided to the Agent pursuant to the Original Credit Agreement and which certificates so provided have not changed, the Borrower may furnish a certificate in form and substance satisfactory to the Agent which states that such certificates were so delivered and have not changed.

             (iv) A written opinion of (A) the General Counsel or Corporate Counsel of the Borrower substantially in the form of Exhibit "B-1", (B) Vinson & Elkins, L.L.P., counsel to the Obligors, substantially in the form of Exhibit "B-2" and (C) Mayer, Brown & Platt, special counsel to the Agent, substantially in the form of Exhibit "I" hereto, each dated as of the Closing Date and addressed to the Agent and the Lenders.

             (v) Notes payable to the order of each of the Lenders (other than the outstanding Notes under the Original Credit Agreement).

             (vi) Consent, Acknowledgment and Agreement from each of Natural Gas Clearinghouse, NGC Oil Trading and Transportation, Inc., NGC Futures, Inc., Electric Clearinghouse, Inc., Kansas Gas Supply Corporation, NGC Great Britain, Ltd., NGC Canada, Inc., Warren Energy Resources, Limited Partnership, Warren Gas Liquids, Inc., Warren Gas Marketing, Inc., Warren Intrastate Gas Supply, Inc., Warren NGL, Inc., Warren NGL Pipeline Company, Warren Petroleum Company, Limited Partnership, WPC LP, Inc. and WTLPS, Inc.

             (vii) A copy of the Destec Contract and the AES Contract, each certified as being true, complete and correct by an officer of the Borrower.

             (viii) Such other documents as the Agent, any Lender or its counsel may have reasonably requested.

     4.2 Additional Condition to Effectiveness. The effectiveness of the provisions of this Credit Agreement relating to Destec, Destec's Subsidiaries, the Destec Transaction, AES, the AES Contract and the AES Transaction and the obligation of each Tranche B Lender to make Tranche B Loans hereunder are subject to the additional condition that the Agent shall have received on or before September 30, 1997, a certificate of an officer of the Borrower to the effect that the conditions to closing set forth in the Destec Contract have been satisfied, and concurrently with the consummation of the Destec Transaction, Destec shall have delivered a Subsidiary Guaranty.

     4.3 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and no Issuer shall be obligated to issue a Letter of Credit, unless on the applicable Borrowing Date or Issuance Date, as the case may be:

             (i)   There exists no Default or Unmatured Default.

             (ii) The representations and warranties contained in Article V and the representations in Sections 11 and 15 of each of the Subsidiary Guaranties are true and correct in all material respects as of such Borrowing Date or Issuance Date, as the case may be, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     Each Committed Borrowing Notice (other than a Committed Borrowing Notice deemed given pursuant to Section 2.2.3) and Competitive Bid Borrowing Notice with respect to each such Advance and each Issuance Request with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(i) and (ii) have been satisfied.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants to the Lenders, the Agent and each Issuer that:

      5.1 Corporate or Partnership Existence and Standing. Each of the Borrower and its Subsidiaries is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to have such authority would not have a Material Adverse Effect.

      5.2 Authorization and Validity. Each Obligor has the corporate or partnership power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. Except to the extent that the failure to so qualify would not have a Material Adverse Effect, each of the Borrower and its Subsidiaries has all requisite power, and is in all respects duly qualified and licensed under all applicable laws to own its assets and properties as now owned and to carry on its business as now conducted. The execution and delivery by each Obligor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate and partnership proceedings, and the Loan Documents constitute legal, valid and binding obligations of each Obligor party thereto, enforceable against such Obligor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3 No Conflict; Government Consent. Neither the execution and delivery by the Obligors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Obligor or any of its Subsidiaries or any partner of any Obligor or the Borrower's or any Subsidiary's or any partner's articles of incorporation, by-laws or partnership agreement or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement that is a Material Agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or, to the extent that any such consent or other action may be required, it has been validly procured and all waiting periods with respect thereto have expired.

      5.4 Financial Statements. The March 31, 1997 consolidated financial statements of the Borrower and its Subsidiaries were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5 Material Adverse Change. Since March 31, 1997, there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns or reports which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in all material respects. The Borrower knows of no pending investigation of the Borrower or any of its Subsidiaries by any taxing authority, nor of any pending but unassessed tax liability which could reasonably be expected to have a Material Adverse Effect.

      5.7 Litigation and Contingent Obligations. Except as set forth on Schedule "4" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4. To the knowledge of the Borrower there are no outstanding judgments individually or in the aggregate in excess of Twenty-Five Million Dollars ($25,000,000) (net of any insurance coverage which is reasonably expected to be paid by the insurer) which have not been stayed, against the Borrower, any of its Subsidiaries or any of their respective Properties.

      5.8 Subsidiaries. Schedule "1" hereto contains an accurate list of all of the existing Subsidiaries of the Borrower on the Closing Date, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or other equity owned by the Borrower or other Subsidiaries of the Borrower. All of the issued and outstanding shares of capital stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

      5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $25,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $25,000,000 in the aggregate. Except for such matters as would not singly or in the aggregate have or reasonably be expected to have a Material Adverse Effect, each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Single Employer Plan, except in connection with the Merger, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Multiemployer Plan with respect to which it has any unsatisfied liability or initiated steps to do so, and except in connection with the Merger, no steps have been taken to reorganize or terminate any Single Employer Plan.

      5.10 Accuracy of Information. All factual information contained in the NGC Corporation Amended and Restated Credit Facilities Confidential Information Memorandum dated March 1997 (the "Information Memorandum") is true and accurate in all material respects (taken as a whole) on the Closing Date and is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. In addition, the Information Memorandum contains estimates and projections and such estimates and projections are based upon information that was available at such time and believed to be correct and upon assumptions believed to be reasonable and the Borrower does not warrant that such estimates and projections will ultimately prove to have been accurate. All written factual information furnished by the Borrower or any of its Subsidiaries on or after the Closing Date to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated, certified or delivered and will not be incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. In addition, any estimates or projections provided in connection therewith will be based on information that is then currently available and believed to be correct and on assumptions believed to be reasonable, but the Borrower does not warrant that such estimates or projections will ultimately prove to have been accurate.

      5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. The Borrower is not engaged principally, and does not as one of its important activities engage, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock other than the purchase of margin stock from time to time in connection with transactions (i) authorized by the board of directors of the Borrower, (ii) either (A) authorized by the board of directors or other governing body of the Person which stock is being acquired or (B) involving less than 5% of the stock of any Person and (iii) which would not cause the Borrower to fail to be in compliance with the following sentence. Neither the Borrower nor any Person acting on its behalf has taken or will take any action which could reasonably be expected to cause this Agreement or any of the Notes to violate any of said Regulations G, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

      5.12 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply would not have a Material Adverse Effect.

      5.13 Environmental Matters. The Borrower, each of its Subsidiaries, and their respective Properties are in compliance with all Environmental Laws except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect and neither the Borrower nor any of its Subsidiaries is subject to any liability or obligation for remedial action thereunder or in connection therewith which could reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Tribunal of the Borrower, any of its Subsidiaries, or any of their respective Properties (i) pertaining to any violation of any Environmental Law relating to Hazardous Materials, or (ii) which could reasonably be expected to result in any requirement that the Borrower or any of its Subsidiaries conduct any clean-up or remediation activities with respect to any Hazardous Materials, which could reasonably be expected to have a Material Adverse Effect. There are no Hazardous Materials located on or under any of the properties of the Borrower or any of its Subsidiaries (other than petroleum products which are located thereon in the ordinary course of business and in a manner which does not constitute a violation of applicable Environmental Law) which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has caused or permitted any Hazardous Material to be disposed of on or under or released from any of its properties which disposal or release could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any knowledge of any violation of any Environmental Law by any previous owner of any of its properties that could reasonably be expected to have a Material Adverse Effect.

      5.14 Ownership of Properties; Liens. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have marketable title or valid leasehold interests, free of all Liens other than those permitted by Section 6.2.9, to all of the Property and assets reflected in the financial statements described in Section 5.4, except that with respect to properties acquired subsequent to the date hereof, the Borrower represents only that (i) the same will be acquired only after appropriate due diligence regarding title to the same, and (ii) the title to all such property so acquired will be acceptable to a reasonably prudent person engaged in the acquisition, ownership and operation of the type of property interest involved and subject only to defects existing as of the date of acquisition which are not material or for which appropriate adjustments in the cost of acquisition shall have been made.

      5.15 Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.16 Public Utility Holding Company Act. Each of the Borrower and each of its Subsidiaries is not subject to, or is exempt from, regulation as a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended and the rules and regulations thereunder.

      5.17 Insurance. As of the Closing Date, the certificate provided pursuant to Section 4.1(x) of the Original Credit Agreement and signed by an Authorized Representative of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate in all material respects.

      5.18 Solvency. (i) Immediately after the consummation of the Destec Transaction and immediately following the making of each Loan, if any, and issuance of any Letter of Credit, if any, made or issued, as the case may be, on the date hereof and after giving effect to the application of the proceeds of such Loans and Letters of Credit, (a) the value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of any such Subsidiary.

      5.19 Default. Neither the Borrower nor any of its Subsidiaries is in default under the provisions of any Material Agreement or of any instrument evidencing any material obligation, indebtedness, or liability of the Borrower or any of its Subsidiaries, or of any agreement relating thereto, or in default under or in violation of any order, writ, injunction, decree, regulation, or demand of any Tribunal, which default or violation could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VI

                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 Affirmative Covenants.

      6.1.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary of the Borrower, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

          (i) As soon as available, and in any event within sixty (60) days after the end of each of the first three quarterly periods of each of its fiscal years, (i) a consolidated statement of income of the Borrower and its Subsidiaries for such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing with the beginning of the Borrower's fiscal year to the end of such quarter, (ii) a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of business for such quarter, (iii) consolidating statements of income of the Borrower and its Subsidiaries for such quarter and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing with the beginning of the Borrower's fiscal year to the end of such quarter prepared on a business segment basis, showing gas, liquids, electric power and corporate, or such other segments as agreed from time to time by the Agent, as business segments, (iv) consolidating balance sheets of the Borrower and its Subsidiaries as of the close of business for such quarter prepared on a business segment basis, showing gas, liquids, electric power and corporate, or such other segments as agreed from time to time by the Agent, as business segments, and (v) a computation of the ratios and amounts required to be maintained by Sections 6.3.1, 6.3.2 and 6.3.3, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by an Authorized Officer to the effect that they present fairly the financial condition and results of the operations of the Borrower at the date and for the period indicated therein, subject to changes resulting from year-end audit adjustments.

          (ii) As soon as available and in any event within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted accounting principles on a consolidated basis for the Borrower and its Subsidiaries, including a balance sheet as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by a computation made by such accountants of the ratios and amounts required to be maintained by Sections 6.3.1, 6.3.2 and 6.3.3.

          (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "C" hereto signed by an Authorized Officer of the Borrower (a "Compliance Certificate") certifying that the statements fairly present the Borrower's financial condition and results of operations showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

          (v) Promptly after becoming aware thereof, written notice of any litigation which could reasonably be expected to result in a judgment against the Borrower or any of its Subsidiaries in excess of $25,000,000, net of insurance coverage which is reasonably expected to be paid by the insurer, or other event or condition which could reasonably be expected to have a Material Adverse Effect.

          (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

          (vii) Promptly, notice in writing to the Lenders of the occurrence of any Default or Unmatured Default.

          (ix) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

      6.1.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary of the Borrower to, use the proceeds of the Tranche A Advances to provide (i) funds to complete the Destec Transaction and for paying the expenses of consummating the Destec Transaction, (ii) funds for working capital needs and other general corporate purposes, including Acquisitions provided that any Acquisition is approved by the board of directors of the target or selling company and by any required shareholder vote (to the extent such approval or vote is required by applicable law or by the organizational documents, regulations or by-laws of the target or selling company), other than purchases which comply with the second sentence of Section 5.11, and (iii) to repay outstanding

Tranche A Advances. The Borrower will use the Tranche B Advances to provide funds to complete the Destec Transaction and for paying the expenses of consummating the Destec Transaction. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) in violation of Regulation U.

      6.1.3 Additional Subsidiary Guaranties. The Borrower will cause any Subsidiary of the Borrower (other than any Project Financing Subsidiary) which after the date hereof has (i) consolidated fixed assets plus net working capital with a book value equal to or greater than $100,000,000 as determined in a manner consistent with the most recent financial statements provided pursuant to
Section 6.1.1 or (ii) 15% or more of the Consolidated EBITD for the calendar quarter immediately prior to the quarter in which such determination is made (unless such Consolidated EBITD for such Subsidiary for such quarter is less than $10,000,000 or unless such Person is not a Subsidiary of the Borrower for the entire calendar quarter) to become a Guarantor with respect to, and be jointly and severally liable with all other Guarantors for, all the Obligations by executing and delivering to the Lenders a guaranty substantially in the form of the applicable Subsidiary Guaranty except to the extent that such Person becomes a Subsidiary of the Borrower pursuant to an Acquisition and is subject at the time of such Acquisition to restrictions adversely affecting its ability to enter into a Subsidiary Guaranty; provided however, in the event that any Subsidiary of the Borrower provides a Guaranty with respect to any Debt of the Borrower other than the Obligations or of the Institutionally Targeted Capital Securities, such Subsidiary shall also concurrently become a Guarantor with respect to, and be jointly and severally liable with all other Guarantors for, all the Obligations by executing and delivering to the Lenders a guaranty substantially in the form of the applicable Subsidiary Guaranty (an "Additional Guaranty") and, in the event that any such Subsidiary no longer provides a Guaranty with respect to such other Debt of the Borrower or the Institutionally Targeted Capital Securities, so long as such Additional Guaranty is not otherwise required pursuant to this Section 6.1.3, the Additional Guaranty shall concurrently terminate. Notwithstanding anything to the contrary in this
Section 6.1.3, no Subsidiary of Destec shall be required to deliver a Guaranty pursuant to this Section 6.1.3 to the extent (i) it does not incur any Debt or issue any Guaranty after the effective date of the Destec Transaction and (ii) the eighteenth month anniversary of the effective date of the Destec Transaction has not yet occurred; provided, that if within such eighteen month period a Destec Subsidiary which has provided a Subsidiary Guaranty pursuant to this
Section 6.1.3 is (A) sold or otherwise transferred and ceases to be a Subsidiary of the Borrower or (B) sells or transfers assets and as a result thereof is not (after giving effect to such sales and transfers) a Subsidiary which would be obligated to deliver a Subsidiary Guaranty under this Section 6.1.3, then so long as no Default has occurred and is continuing, such Subsidiary Guaranty shall be automatically released upon such sale or other transfer in the case of the foregoing (A) or upon request of the Borrower in the case of the foregoing
(B). In addition, a Subsidiary Guaranty delivered by a Guarantor pursuant to this Agreement may be released and terminated upon written request of the Borrower provided that (A) such Guarantor as of the end of the most recent calendar quarter prior to the quarter in which such request is made satisfies the Guarantor Discontinuance Test, (B) at the time of such release no Default shall have occurred and be continuing and (C) upon the effectiveness of such termination all other Guaranties of such Subsidiary with respect to any Debt of the Borrower (other than the Obligations) or the Institutionally Targeted Capital Securities shall concurrently terminate and be of no further force or effect. The Administrative Agent is hereby authorized by each of the Lenders to provide to the Borrower on behalf of the Lenders written confirmation of the release and termination of any Subsidiary Guaranty pursuant to either of the three preceding sentences. The Administrative Agent and the Lenders acknowledge and agree that each of the NGC Storage, Inc., Hub Service, Inc., and NGC Anadarko Gathering Systems, Inc. Subsidiary Guaranties have been released and terminated.

      6.1.4 Conduct of Business. The Borrower will, and will cause each Subsidiary of the Borrower to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or contemplated (after giving effect to the Destec Transaction) and to do all things reasonably necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation or as a partnership in its jurisdiction of organization, as the case may be, to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect) and to keep in full force and effect its respective existence, rights, leases, patents, and all other licenses or rights necessary to comply with all Laws or other provisions of any Material Agreement (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect); provided, however, that nothing in this Section 6.1.4 shall prevent the abandonment and retirement of property used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, if, in the reasonable opinion of the Borrower or the applicable Subsidiary of the Borrower, such abandonment or retirement of property is in the interest of the Borrower or such Subsidiary and not prejudicial to the Lenders.

      6.1.5 Taxes and Other Charges. The Borrower will, and will cause each Subsidiary of the Borrower to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, as well as all lawful claims for labor, materials, and supplies, which, if unpaid could become a Lien or charge on such Property, or any part thereof, except, with regard to any of the foregoing, which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves as required by Agreement Accounting Principles have been set aside.

      6.1.6 Insurance. The Borrower will, and will cause each Subsidiary of the Borrower to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with prudent industry practice, and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried, including, without limitation, certificates of insurers, brokers and agents, as to such insurance.

      6.1.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary of the Borrower to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, and obtain, keep, and comply with, all necessary permits, approvals, certificates and licenses in effect and remain in compliance therewith, except in any such case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.1.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary of the Borrower to, maintain, preserve, protect and keep its Property in good repair, working order and condition in accordance with prudent industry practices, and make all necessary and proper repairs, renewals and replacements so that its business is carried on in accordance with prudent industry practices; provided, however, that nothing in this Section 6.1.8 shall prevent the abandonment and retirement of property used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, if, in the reasonable opinion of the Borrower or the applicable Subsidiary, such abandonment or retirement of property is in the interest of the Borrower or such Subsidiary and would not have a Material Adverse Effect.

      6.1.9 Inspection. The Borrower will, and will cause each Subsidiary of the Borrower to, permit the Agent and the Lenders, by their respective representatives and agents, to visit and inspect (so long as no Default shall have occurred, at their own risk, cost and expense) any of the Property, corporate books and financial records of the Borrower and each Subsidiary of the Borrower, to audit and examine and make copies of the books of accounts and other financial records (and after the occurrence and during the continuance of a Default, other records) of the Borrower and each Subsidiary of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary of the Borrower with, and to be advised as to the same by, their respective officers upon reasonable advance notice, and at such reasonable times (during normal business hours) and intervals as the Agent and the Lenders may designate; provided, however, that during such time as no Default has occurred and is continuing, visits, inspections and audits by the Agent and the Lenders shall be conducted on the same date and not more often than once during any calendar quarter, unless otherwise agreed by the Borrower.

      6.1.10 Maintenance of Books and Records. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, proper books of record and account in which the Borrower and each of its Subsidiaries will make full, true, and correct entries, in accordance with Agreement Accounting Principles, of all dealings and transactions with respect to which pursuant to any Law or Agreement Accounting Principles the Borrower is required to maintain written records in relation to its business and activities.

      6.1.11 Compliance with ERISA. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable minimum funding requirements and all other applicable requirements of ERISA except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.2 Negative Covenants.

      6.2.1 [Intentionally Omitted].

      6.2.2 Debt. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, create, incur or suffer to exist any Debt, except:

          (i)  The Obligations;

          (ii) Debt existing on the date hereof (not otherwise permitted pursuant to this Section 6.2.2) and included in the financial statements referred to in Section 5.4 or in Schedule "2" hereto;

          (iii)  The Existing Warren Subordinated Debt;

          (iv) Debt incurred under Capitalized Leases or secured by a purchase money Lien permitted by Section 6.2.9(iv) provided that both before and after giving effect to any incurrence of any such obligation or Debt there exists no Default or Unmatured Default;

          (v) Debt of (A) a Subsidiary of the Borrower due to the Borrower or any other Subsidiary of the Borrower or (B) the Borrower due to any Subsidiary of the Borrower;

          (vi) To the extent not otherwise permitted by this Section 6.2.2, Debt of Subsidiaries of the Borrower in an amount not to exceed in the aggregate for all such Debt at any one time outstanding $150,000,000, provided, that both before and after giving effect to any incurrence of such Debt there exists no Default or Unmatured Default, provided further that no Subsidiary of the Borrower shall enter into or permit to exist any agreement with respect to any such Debt which restricts or prohibits, or which has the effect of restricting or prohibiting the declaration or payment of dividends or other distributions or advances by that Subsidiary to the Borrower and its other Subsidiaries;

          (vii)  Project Financing;

          (viii) To the extent not otherwise permitted by this Section 6.2.2, Debt of the Borrower up to an amount such that both before and after the incurrence of such Debt there will not exist a Default or an Unmatured Default;

          (ix) Debt of any Person which is outstanding at the time such Person becomes a Subsidiary of the Borrower as a result of a permitted Acquisition;

          (x) Renewals, extensions, amendments, refinancing, rearrangements, modifications, restatements, defeasances, purchases or supplements of any Debt referred to in Subsection 6.2.2(i) through (ix), provided that no such renewal, extension, amendment, refinancing, rearrangement, modification, restatement or supplement shall increase the amount of the outstanding Existing Warren Subordinated Debt; and

          (xi)  Debt in respect of the facility referred to in clause (iv)(a) of
     Section 6.2.8.

      6.2.3 Merger. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, merge or consolidate with or into any other Person, unless both before and after giving effect to such merger or consolidation, there exists no Default or Unmatured Default; provided that (i) if any Subsidiary of the Borrower party to such a merger or consolidation is a Guarantor, the Subsidiary Guaranty of such Guarantor shall remain in force and effect and (ii) if the Borrower is a party to such a merger or consolidation, the Borrower is the surviving Person or if the Borrower is not the surviving Person, the surviving Person shall expressly assume in writing in form and substance reasonably satisfactory to the Agent all of the liabilities and obligations of the Borrower hereunder, under the Notes and under the other Loan Documents.

      6.2.4 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, lease, sell or otherwise dispose of its Property, to any other Person except:

          (i) sales of inventory, Natural Gas, electricity, crude oil, natural gas liquids and other forms of energy in the ordinary course of business,

          (ii) sales or other dispositions of notes receivable or accounts receivable as permitted by Section 6.2.5,

          (iii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Property otherwise permitted to be sold, leased, or otherwise disposed of pursuant to this
     Section 6.2.4) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, provided, that for purposes of this clause (iii), the sale or other disposition by a Subsidiary of the Borrower of stock or other equity interests in itself to a Person other than the Borrower or one or more of its Subsidiaries shall be considered a sale or other disposition of Property with a value equal to the difference between (A) the product of the Borrower's direct and indirect percentage of ownership of such Subsidiary times the book value of such Subsidiary before such sale or other disposition minus (B) the product of the percentage of the Borrower's direct and indirect ownership of such Subsidiary times the sum of the book value of such Subsidiary after giving effect to such sale or other disposition plus any assets acquired in connection with such sale or other disposition,

          (iv)  sales of assets which are concurrently leased back,

          (v) sales or exchanges of fixed assets which are intended to be and are replaced within 180 days of such sale or other disposition by fixed assets having a substantially similar or greater fair market value,

          (vi) dispositions of assets which are obsolete or no longer used or useful in the business of the Borrower or any of its Subsidiaries,

          (vii) leases, sales or other dispositions of its Property by (A) the Borrower to any of its Subsidiaries or (B) any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower,

          (viii) sales or other dispositions of any ownership interest, whether in whole or in part, in any fractionators within twelve (12) months of the consummation of the Newco Combination to comply with requirements of governmental authorities in connection with the Newco Combination, or

          (ix)  the AES Transaction, or

          (x) the sale of any of Destec's assets or any of Destec's Subsidiaries, in whole or in part, within 18 months of the effective date of the Destec Transaction;

provided that the parties understand and agree that any merger otherwise permitted by Section 6.2.3 (including the Newco Combination) shall not constitute a disposition of assets.

      6.2.5 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, with an aggregate outstanding principal amount (in the case of notes) and an aggregate outstanding face amount (in the case of accounts receivable) in excess, for all such sales and other dispositions on or after the date hereof of $150,000,000 at any time and from time to time outstanding.

      6.2.6 [Intentionally Omitted]

      6.2.7 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or suffer to exist any Investments, except:

          (i) Short-term obligations of, or fully guaranteed by, the United States of America.

          (ii) Commercial paper rated A-l or better by S&P or P-l or better by Moody's Investors Service, Inc.

          (iii) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 or any Lender.

          (iv) Other Investments (not otherwise permitted pursuant to this Section 6.2.7) in existence on the date hereof and included in the financial statements provided pursuant to Section 5.4 or in Schedule "1" hereto.

          (v) Loans or advances to Warren pursuant to the Warren Intercompany Credit Agreement.

          (vi) Advances, loans, extensions of credit or capital contributions by the Borrower or any of its Subsidiaries to or on behalf of the Borrower or any Subsidiary or Affiliate of the Borrower (including, but not limited to, the purchase of the Existing Warren Subordinated Debt), provided that both before and after giving effect to any such advance, loan, extension of credit or capital contribution, there exists no Default or Unmatured Default.

          (vii) Contributions of capital to any Person, or investments in, or purchases or other acquisitions (in accordance with Regulation U) of, the stock, partnership interests, notes, debentures or other securities of any Person, or any commitment for any of the foregoing.

          (viii) Repurchase agreements with the Agent or any Lender, or banks that are insured by the Federal Deposit Insurance Corporation and having a capital and an unimpaired surplus of at least One Hundred Million Dollars ($100,000,000), and with members of the Association of Primary Dealers in United States Government Securities, the underlying securities of which are of the type described in (i) above, and each of which is secured at all times by obligations of the same type that have fair market value, including accrued interest, at least equal to the amount of such repurchase agreement, including accrued interest.

          (ix) Obligations of any state within the United States of America, any nonprofit corporation or any instrumentality of the foregoing, provided that at the time of their purchase, such obligations are rated in one of the two highest letter rating categories (e.g. in the case of S&P, either its AAA or AA category) by a nationally recognized securities credit rating agency.

          (x) Obligations issued by political subdivisions or municipalities of any state within the United States of America, any nonprofit corporation or any instrumentality of the foregoing, that are rated in one of the two highest letter rating categories (e.g. in the case of S&P, either its AAA or AA category) by a nationally recognized securities credit rating agency.

          (xi) Eurodollar deposits with the overseas branch of any domestic bank or any Lender having a capital and surplus of at least One Hundred Million Dollars ($100,000,000).

          (xii) Participations having a term of no more than 90 days with (i) any Lender or (ii) any financial institution, the unsecured debt of which is rated in one of the two highest letter rating categories (e.g. in the case of S&P, either its AAA or AA category) by a nationally recognized securities credit rating agency, in loans made or owned by such Lender or other financial institution to Persons which have open market commercial paper rated in either of the two highest short-term rating categories by a nationally recognized securities credit rating agency.

      6.2.8 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or suffer to exist any Guaranty, except:

          (i) endorsement of instruments for deposit or collection in the ordinary course of business,

          (ii)  the Subsidiary Guaranties,

          (iii) Guaranties of the Existing Warren Subordinated Debt, which Guaranties are subordinated to the Obligations in a manner satisfactory to the Agent, acting reasonably,

          (iv) Guaranties of obligations in respect of letters of credit (other than Letters of Credit) or Debt with respect to reimbursement of draws (a) under a letter of credit and reimbursement facility in an amount not to exceed $350,000,000 in the aggregate pursuant to which one or more letters of credit will be issued in favor of CUSA to support the obligations of the Borrower and/or any of its Subsidiaries under the Natural Gas Purchase and Sale Agreement between the Borrower and/or any of its Subsidiaries and CUSA and (b) in addition to the letters of credit described in the foregoing clause (a), not to exceed in the aggregate at any time outstanding an amount equal to the excess, if any, of (1) $300,000,000 over (2) the Stated Amount of Letters of Credit plus unreimbursed obligations in respect of drawings under Letters of Credit,

          (v) the Warren Guaranties set forth in Schedule 5,

          (vi) Guaranties of (A) Debt of the Borrower and its Subsidiaries otherwise permitted pursuant to the terms of this Agreement, (B) obligations of the Borrower and its Subsidiaries under leases that do not constitute Capitalized Lease Obligations at the time such leases are entered into, and (C) other obligations of the Borrower and its Subsidiaries (other than (1) Guaranties of Debt of Persons other than the Borrower and its Subsidiaries, (2) Guaranties of obligations set forth in agreements, undertakings or other arrangements by which the Borrower and its Subsidiaries agree to maintain the net worth, working capital or any other financial condition of any other Person, (3) Guaranties of the type referred to in clause (a) of the definition of the term Guaranty and not otherwise permitted by clause (iv) of this Section 6.2.8, and (4) completion guaranties or similar assurances that a project performs as planned) of a type normally incurred in the industry and incurred in the ordinary course of business; and

          (vii) to the extent not included above, Guaranties of other obligations (including, without limitation, agreements containing completion guaranties or similar assurances that a project performs as planned and excluding Guaranties of the type referred to in clause (a) of the definition of Guaranty not otherwise permitted by clause (iv) of this Section 6.2.8) which obligations are otherwise permitted pursuant to the terms of this Agreement not to exceed in the aggregate at any time the greater of $150,000,000 or 5% of the Borrower's tangible assets on a consolidated basis at such time.

      6.2.9 Liens. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

          (i) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not materially affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

          (ii) Liens existing on the date hereof (not otherwise permitted pursuant to this Section 6.2.9) and described in Schedule "2" hereto;

          (iii)  Permitted Liens;

          (iv) (a) Liens created by Capitalized Leases permitted by Section 6.2.2(iv) provided that the Liens created by any such Capitalized Lease attach only to the property leased to the Borrower or one of its Subsidiaries pursuant thereto, and (b) purchase money Liens securing Debt (including such Liens securing Debt incurred within 12 months of the date on which such Property was acquired) permitted by Section 6.2.2(iv) provided that all such Liens attach only to the property purchased with the proceeds of the Debt secured thereby, (c) Liens on receivables or notes created in connection with a receivables or notes sale permitted by Section
     6.2.5 and Liens on rights of the Borrower or any of its Subsidiaries related to such receivables or notes which are transferred to the purchaser of such receivables or notes in connection with such permitted sale, provided that such Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale and (d) Liens created by leases that do not constitute Capitalized Leases at the time such leases are entered into provided that the Liens created thereby attach only to the property leased to the Borrower or one of its Subsidiaries pursuant thereto;

          (v) Liens on cash and short-term investments (a) deposited by the Borrower or any of its Subsidiaries in margin accounts with futures contract brokers authorized to trade on the New York Mercantile Exchange to secure its obligations with respect to futures contracts for the purchase or sale of natural gas, natural gas liquids, domestic crude, Brent crude, propane, heating oil, unleaded gasoline and/or jet fuel or (b) pledged by the Borrower or any of its Subsidiaries to secure its obligations pursuant to one or more Fixed Price Contracts or other such contracts with respect to other commodities or interest rate or currency rate management contracts;

          (vi)  Liens on (A) Property owned by a Project Financing Subsidiary or
     (B) equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing Debt incurred in connection with a Project Financing;

          (vii) Liens on Property of a Person which exist at the time such Person becomes a Subsidiary of the Borrower as a result of a permitted Acquisition which Liens were not granted in contemplation of such Person becoming a Subsidiary of the Borrower; and

          (viii) extensions, renewals or replacements of any Lien referred to in Sections 6.2.9(i) through (vii), provided that the principal amount of the Debt or obligation secured thereby is not increased and that any such extension, renewal or replacement Lien is limited to the Property originally encumbered thereby.

      6.2.10 Consolidated Net Fixed Price Book Deficit. The Borrower will not permit the Consolidated Net Fixed Price Book Deficit as of any date for the period beginning on the first day of the Prompt Month and ending on the last day of the last month after such date for which there is any Natural Gas Projected Contract Exposure to exceed $15,000,000.

      6.2.11 [Intentionally omitted.]

      6.2.12 Affiliates. The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or any of its Subsidiaries and other than dividends to shareholders of the Borrower) except upon terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and except the transactions and payments contemplated in and made pursuant to the Destec Contract or the Merger Agreement or the Newco Combination Agreement and together with, in each case, the other agreements attached as Exhibits thereto and except transactions and payments between Destec and its Affiliates pursuant to agreements in effect at the time of the effectiveness of the Destec Transaction.

      6.2.13 Judgments. The Borrower will not allow any final judgment for the payment of money in excess of Twenty-Five Million Dollars ($25,000,000) with respect to the Borrower or any Subsidiary of the Borrower (other than any Project Financing Subsidiary) rendered against the Borrower or any Subsidiary of the Borrower to remain undischarged or unbonded for a period of thirty (30) days during which such execution shall not be effectively stayed or deferred.

      6.3 Financial Covenants.

      6.3.1 Net Worth. The Borrower will maintain at all times, Consolidated Tangible Net Worth of not less than the sum of (i) $400 million, plus (ii) 50% of the Borrower's Consolidated Net Income, if positive, for each fiscal quarter ending after March 14, 1995, plus (iii) 50% of the aggregate net proceeds of all issuances of equity securities made by the Borrower after March 14, 1995; provided that for purposes of this Section 6.3.1, the Institutionally Targeted Capital Securities will not constitute equity of the Borrower and its Subsidiaries.

      6.3.2 Leverage Ratio. The Borrower will not permit its Leverage Ratio to exceed 60%; provided that notwithstanding the foregoing, until the earlier of
(i) the end of the quarter which ends the quarter containing the date which is 18 months from the effective date of the Destec Transaction, and (ii) the effective date of the AES Transaction, the Leverage ratio shall not exceed 65%; provided further that for purposes of determining the Leverage Ratio pursuant to this Section 6.3.2, the Institutionally Targeted Capital Securities are deemed to be included in stockholders' equity.

      6.3.3 Coverage Ratio. The Borrower will maintain for each Rolling Period ending as of the last day of each calendar quarter a ratio of (i) Consolidated EBITD minus Maintenance Capital Expenditures to (ii) Scheduled Debt Service of not less than 2.0 to 1.0.


                                  ARTICLE VII

                                   DEFAULTS


     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries to the Lenders, any Issuer or the Agent under or in connection with this Agreement or any other Loan Document shall be incorrect in any material respect on the date as of which made or deemed made.

     7.2 The failure or refusal of any Obligor to (a) pay the principal of any of the Obligations, or any part thereof, as it becomes due in accordance with the terms of the Loan Documents, or (b) pay interest on any of the Obligations, or any part thereof, or any other amount or fee under the terms of this Agreement and the other Loan Documents, within five (5) Business Days after it becomes due.

     7.3  The breach by the Borrower of any of the terms or provisions of
Section 6.1.2, 6.1.9, 6.2.1, 6.2.2, 6.2.3, 6.2.4, 6.2.5, 6.2.8 or 6.2.9.

     7.4 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document or by any Obligor of any other Loan Document and, if capable of being remedied, such breach shall remain unremedied for 30 days after the earlier of (i) an Authorized Officer of the Borrower obtaining knowledge of such breach, or (ii) written notice thereof being given to the Borrower by any Lender, the Agent or any Issuer.

     7.5 (a) Failure of any Obligor or any Subsidiary (other than any Project Financing Subsidiary) of an Obligor to pay when due (subject to any applicable grace period), whether by acceleration or otherwise, any Debt (other than the Obligations and other than the Existing Warren Subordinated Debt and other than the CUSA Assumed Debt) aggregating for all of the Obligors and their respective Subsidiaries in excess of $40,000,000 in principal amount; (b) the default by any Obligor or any Subsidiary (other than any Project Financing Subsidiary) of an Obligor in the performance of any term, provision or condition contained in any agreement under which any Debt (other than the Obligations and other than the Existing Warren Subordinated Debt and other than the CUSA Assumed Debt) aggregating for all of the Obligors and their respective Subsidiaries (other than any Project Financing Subsidiary) in excess of $40,000,000 in principal amount was created or is governed, or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit the holder or holders of such Debt to cause such Debt to become due prior to its stated maturity and such default, event or condition continues for more than 30 days; provided, however, that in the event the rights of any holder or holders of such Debt to accelerate such Debt have been terminated by cure of such default or written waiver by the holder of such Debt, such default shall not thereafter constitute a Default hereunder until such time as the right of such holder or holders to accelerate such Debt again arises; (c) any Debt (other than the Obligations and other than the Existing Warren Subordinated Debt and other than the CUSA Assumed Debt) of any of the Obligors or any of their respective Subsidiaries aggregating for all of the Obligors and their respective Subsidiaries in excess of $40,000,000 in principal amount shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; (d) any of the Existing Warren Subordinated Debt shall be declared to be due and payable or required to be prepaid prior to the stated maturity thereof and shall not be paid (or such acceleration rescinded) within 30 days of the date on which it is required to be so paid; or (e) demand for payment shall be made for all or any part of the CUSA Assumed Debt prior to the stated maturity thereof and such payment shall not be made (or such demand rescinded) on or before the earlier of (i) 30 days following such demand or (ii) the date upon which the holder thereof commences proceedings to collect such payment.

     7.6 The Borrower or any of its Subsidiaries (other than any Project Financing Subsidiary) or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) not pay, or admit in writing its inability to pay, its debts generally as they become due. or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries (other than any Project Financing Subsidiary), or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or such Subsidiary or such Guarantor or any Substantial Portion of the Property of any of the foregoing, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries (other than any Project Financing Subsidiary) or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8 The failure of the Borrower or any Subsidiary of the Borrower (other than any Project Financing Subsidiary) to have stayed or discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding against any of its assets having a fair market value of $25,000,000 or more.

     7.9  Any Change in Control shall occur.

     7.10 Any Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Subsidiary Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or gives notice to such effect; provided, however, that no termination of a Subsidiary Guaranty resulting from the merger of one Subsidiary of the Borrower which has executed a Subsidiary Guaranty into another Subsidiary of the Borrower which has executed a Subsidiary Guaranty shall constitute a Default so long as the Subsidiary Guaranty of the corporation surviving such merger remains in full force and effect and that any release or termination of a Subsidiary Guaranty pursuant to Section 6.1.3 shall not constitute a Default.

     7.11 Subsidiaries. The Borrower shall cease to own, directly or indirectly, free and clear of Liens, at least the following percentage (or such lesser percentage of such Person as was owned at the time such Person reached either of the thresholds described in (i)(A) or (i)(B) below, without giving effect to transfers made in contemplation of such Person's reaching such threshold) of the issued and outstanding capital stock or other equity of a Guarantor, other than as a result of the merger of such Guarantor into another Subsidiary of the Borrower or as a result of a transfer that did not result in a Default under this Section 7.11 at the time made: (i) 80% of a Guarantor at any time either
(A) having fixed assets and net working capital with a book value equal to or greater than $100,000,000 or (B) contributing 15% or more of the Consolidated EBITD for an entire calendar quarter or (ii) 51% of any Guarantor other than a Guarantor referred to in the foregoing clause (i); provided, however, that the failure to own a Guarantor that has been released, or whose Subsidiary Guaranty has been terminated, pursuant to Section 6.1.3 shall not constitute a Default.

                                 ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


      8.1 Acceleration.

     (a) If any Default described in Section 7.6 (other than 7.6 (ii) and other than 7.6(v) hereof as to any of the matters in 7.6(ii) hereof) or 7.7 occurs,
(i) the obligations of the Lenders to make Loans hereunder and the obligations of the Issuers to issue Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and without any election or action on the part of the Agent, any Lender or any Issuer and (ii) the Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Agent from time to time, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

          (A) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued and outstanding as of such time, over

          (B) the amount on deposit in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties and that has not been applied by the Lenders against the Obligations;

provided, however, that so long as no Default shall have occurred and be continuing, if the amount on deposit in the Letter of Credit Collateral Account exceeds the Collateral Shortfall Amount, then the Agent shall return to the Borrower an amount of such deposit equal to such excess, and the Lenders and Issuers hereby authorize the Agent to do so.

     (b) If any Default occurs and is continuing (other than a Default described in Section 7.6(i) or 7.6(iii) through (vii) or 7.7), (i) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuers to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) the Required Lenders may, upon notice delivered to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to deliver (and the Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount.

     (c) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to deliver (and the Borrower will, forthwith upon demand by the Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount at such time.

     (d) The Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders under the Loan Documents; provided, that such amounts will not be applied to Obligations (other than Obligations in respect of Letters of Credit) until all Letters of Credit have terminated and all Obligations in respect of Letters of Credit have been paid in full.

     (e) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to the Borrower or paid to whoever may be legally entitled thereto at such time.

     (f) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

      8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements (including consents and waivers) supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount, interest or fees thereof, or reduce the rate or extend the time of payment of interest or fees thereon or any participation fee on any Letter of Credit.

     (ii)  Reduce the percentage specified in the definition of Required
           Lenders.

     (iii) Extend the Tranche A Revolving Facility Termination Date, or the Tranche B Facility Termination Date or reduce the amount of, or extend the payment date for, the mandatory payments required under
           Section 2.4, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement or change the definition of Tranche A Aggregate Revolving Commitment or Tranche B Aggregate Commitment.


     (iv)  Amend this Section 8.2.

     (v) Release any Guarantor of any Obligation from its Subsidiary Guaranty or release any Subsidiary Guaranty other than a release pursuant to
           Section 6.1.3.

     (vi) Permit the Borrower to assign its rights or obligations under the Loan Documents.

     (vii) Amend the parenthetical phrase in the first sentence of the definition of Eurodollar Interest Period.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of or modify the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to any Issuer shall be effective without the consent of such Issuer. The Issuer of any Letter of Credit may waive or modify the fee required under Section 2.2.6 with respect to such Letter of Credit without obtaining the consent of any other party to this Agreement.

      8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuers and the Lenders until the Obligations have been paid in full and all Commitments have terminated.


                                   ARTICLE IX

                               GENERAL PROVISIONS


      9.1 Survival of Representations; Obligations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and issuance of Letters of Credit herein contemplated.

      9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.3 Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

      9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, each Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, each Issuer and the Lenders relating to the subject matter thereof.

      9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective permitted successors and assigns.

      9.7 Expenses; Indemnification of Agent, Issuers and Lenders. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Issuers and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Issuers and the Lenders, which attorneys may be employees of the Agent, the Issuers or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents.
Neither the Agent, any Issuer, any Lender nor any of their respective officers, directors, employees, or agents (each, an "Indemnified Party") shall be liable for any action in good faith taken or omitted to be taken by such Indemnified Party pursuant to, in connection with, or in any way related to this Agreement or any other Loan Document including, without limitation, an Indemnified Party's own negligence or co-negligence except to the extent such action or omission constitutes willful misconduct or gross negligence on the part of such Indemnified Party (or its officers, directors, employees or authorized agents) or is adjudicated by a court of competent jurisdiction to constitute gross negligence or willful misconduct on the part of such Indemnified Party (or its officers, directors, employees or authorized agents). The Borrower agrees to the fullest extent permitted by applicable Law, to indemnify and to hold harmless each Indemnified Party from and against any and all losses, claims, damages, penalties, judgments, expenses and liabilities to Persons not party to this Agreement including all actions with respect thereto (including, without limitation, any alleged violations of applicable federal or state securities laws committed by any Person other than such Indemnified Party or any such loss resulting from such Indemnified Party's negligence), and reasonable attorneys' fees and costs (including, without limitation, all expenses of litigation and preparation therefor) which any of them may pay or incur arising out of or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby or the direct or indirect application of the proceeds of any Loan or Letter of Credit, or the performance by such Indemnified Party of its obligations hereunder and under the other Loan Documents; provided, however, that the indemnification provided for herein shall not apply to any such loss (i) adjudicated by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party, (ii) arising out of any claim made by any Lender against the Agent or another Lender under this Agreement or the other Loan Documents, or (iii) arising out of any claim made by any Participant against a Lender which does not result from a breach by any Obligor of any term or provision of this Agreement or any other Loan Document. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.9 [Intentionally Omitted].

      9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent, any Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, any Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

      9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OF LAWS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      9.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

      9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, EACH ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      9.15 Confidential Information. The Agent and each Lender agree that all documentation and other information made available by the Borrower to the Agent or such Lender under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Agent or such Lender, or was theretofore known or hereinafter becomes known to the Agent or such Lender on a nonconfidential basis independent of any disclosure thereto by the Borrower) be held in confidence by the Agent or such Lender in accordance with prudent banking procedures and used solely in the administration and enforcement of the Loans and Letters of Credit from time to time outstanding and in the prosecution or defense of legal proceedings arising in connection herewith; provided that (i) the Agent or such Lender may disclose documentation and information to the Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof and (ii) the Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by the Agent or such Lender in connection with such potential transfers provided that the terms of such confidentiality statement are no less restrictive than those contained in the confidentiality agreement executed by the Borrower and the Agent or such Lender.
Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Agent or any Lender from (a) making disclosure of any information
(i) if required to do so by applicable law or regulation, (ii) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of the Agent's or Lender's business or that of the Agent's or Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to the Borrower, or (v) to the extent the Agent or such Lender or its counsel deems necessary or appropriate to enforce any remedy provided in the Loan Documents, the Notes or this Agreement or otherwise available by law; or (b) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, the Agent or such Lender shall have no liability for the failure to obtain such treatment. Notwithstanding anything in this Agreement to the contrary, each Lender agrees that to the extent it acquires information from or on behalf of the Borrower or any of its Subsidiaries that may provide a competitive advantage with regard to the sale or purchase of commodities or derivative products, such Lender will take all reasonable care to keep such information confidential as to the officers, agents or employees of such Lender or any Affiliate thereof that are involved in such Lender's or Affiliate's commodity trading activities.


                                   ARTICLE X

                                   THE AGENT


      10.1 Appointment and Authority of Agent and Issuers. In order to expedite the various transactions contemplated by this Agreement, each Lender hereby designates and appoints First Chicago to act as its agent hereunder, and authorizes First Chicago and each Issuer to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent or such Issuer, as the case may be, by the terms of this Agreement or any other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, neither the Agent nor any Issuer shall have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender or any Obligor, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent or any Issuer. Should the Agent fail or refuse to take any action requested hereunder by the Required Lenders, the Agent shall resign and the Required Lenders shall promptly appoint a successor to the Agent hereunder. At any time that no Person or Persons are acting as agent hereunder, the Obligors are authorized to deal directly with each Lender for all purposes hereunder including, without limitation, the remittances of amounts then required to be paid hereunder and, in respect to any request or the like purportedly delivered by the Required Lenders to the Obligors, the Obligors shall receive written evidence thereof. The Agent is hereby expressly authorized as agent on behalf of the Lenders, without hereby limiting any implied authority:

     (a) To receive on behalf of each Lender any payment of principal or interest on the Advances paid to the Agent, and to promptly distribute to each Lender its pro rata share of all payments so received;

     (b) To receive all documents and items to be furnished hereunder;

     (c) To act as nominee for and on behalf of all of the Lenders in and under this Agreement and the other Loan Documents;

     (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrower;

     (e) To distribute to the Lenders information, requests, payments, prepayments, documents, and other items received from the Obligors and others;

     (f) To execute and deliver to the Obligors and others requests, demands, approvals, and consents received from the Lenders;

     (g) To the extent permitted by this Agreement, to exercise on behalf of each Lender all remedies of the Lenders or the Agent upon the occurrence of any Default or Unmatured Default specified in this Agreement, to the extent requested by the Required Lenders; and

     (h) To take such other actions as may be requested by the Required Lenders, subject to the limitations of Section 8.2.

      10.2 Capacity of the Agent and each Issuer. With respect to its commitment to lend hereunder and the Loans made by it, the Agent and each Issuer in their respective capacities as a Lender and not as the Agent or an Issuer, as the case may be, shall have the same rights and powers hereunder as the other Lenders and may exercise the same rights and power as though it were not the Agent or an Issuer.

      10.3 No Liability of the Agent or Issuers and Indemnity. Neither the Agent, any Issuer nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or them hereunder or otherwise in connection with the Loan Documents (except for its or such Person's own willful misconduct or gross negligence in not performing a specific administrative duty hereunder), or
(ii) responsible in any manner to any Lender for any recitals, statements, representations, or warranties made by any Obligor or any officer thereof contained in any Loan Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent or any Issuer under or in connection with, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document or for any failure of any Obligor to perform its obligations under any Loan Document. Neither the Agent nor any Issuer shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or conditions contained in any Loan Document, or to inspect the properties, books, or records of any Obligor. To the extent that the Agent or any Issuer is not reimbursed or indemnified by the Obligors, each of the Lenders will indemnify the Agent and each Issuer to the fullest extent permitted by applicable Law pro rata based upon their respective Percentages from and against any and all demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent or such Issuer in any way relating to or arising out of this or any other Loan Document, or any documents contemplated by or referred to herein, or therein, or the transactions contemplated hereby, or thereby, or any action taken or omitted by the Agent or such Issuer under or in connection with any of the foregoing, including resulting from the Agent's or such Issuer's own negligence (and including, without limitation, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from any violations or alleged violation of applicable federal or state securities laws, committed by any Person other than the Agent or such Issuer) but not gross negligence or willful misconduct. The agreements in this Section 10.3. shall survive the termination of this Agreement.

      10.4 Employees of Agent and Issuers. The Agent and the Issuers may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of counsel pertaining to all matters hereunder. The Borrower has agreed to reimburse the Agent for actual out-of-pocket expenses incurred by the Agent and its agents in acting under this Agreement and each other Loan Document and to pay any reasonable legal and out-of-pocket expenses incurred by the Agent in connection with the development, preparation, negotiation, and execution of the Loan Documents, or the enforcement of the rights of the Agent, the Issuers and the Lenders thereunder. Each Lender agrees to reimburse the Agent and each Issuer, when applicable, in the amount of its pro rata share based upon its Percentage of any out-of-pocket expenses incurred for the benefit of the Lenders and not reimbursed by the Obligors.

      10.5 Reliance. The Agent and each Issuer shall be entitled to rely on any conversation, notice, consent, certificate, schedule, affidavit, letter, telegram, teletype message, statement, order, or other document believed to be genuine and correct and to have been signed or sent by the proper Person or Persons and, in respect of legal matters, upon an opinion of counsel selected by the Agent or such Issuer. The Agent, each Issuer and the Obligors may deem and treat the original Lenders hereunder as the owners of their respective pro rata shares of the Obligations for all purposes hereof notwithstanding any assignment or transfer of any interest therein by any Lender in accordance with the provisions of Article XII. Any request, authority, or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Note. The Agent and each Issuer shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Agent and each Issuer shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with a request of the Required Lenders, or of all of the Lenders in the circumstances required by

Section 10.7, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and their successors and assigns. Each Lender expressly acknowledges that neither the Agent, any Issuer nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Issuer hereinafter taken shall be deemed to constitute any representation or warranty by the Agent or any Issuer to any Lender. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, neither the Agent nor any Issuer shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Obligor or any of its Subsidiaries which may come into the possession of the Agent, any Issuer or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      10.6 Several Commitments. Except as expressly provided in this Section 10.6, the obligations of the Lenders under this Agreement are several. The default by any Lender in making its Loan in accordance with its commitment hereunder shall not relieve the other Lenders of their obligations hereunder.
In the event of any default by any Lender in advancing its pro rata share of any Advance, a non-defaulting Lender shall be obligated to advance its pro-rata share of such Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. Nothing in this Section
10.6 shall be construed as releasing, modifying, or waiving the obligation of each Lender to forward or deposit its pro rata share of any Advance pursuant to the terms of this Section 10.6 and this Agreement.

      10.7 Notice of Default. Neither the Agent nor any Issuer shall be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default unless the Agent or such Issuer has received notice from a Lender or an Obligor referring to this Agreement or other relevant Loan Document, describing such Default or Unmatured Default and stating that such notice is a "notice of default." Notwithstanding the provisions of the immediately preceding sentence, in the event that the Agent, any Issuer or any Lender knows of any Default or Unmatured Default such Person shall, as soon as practicable, give notice of same to each other Lender. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Unmatured Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action (unless directions from the Required Lenders are required therefore under Article VIII), with respect to such Default or Unmatured Default as it shall deem advisable in the best interests of the Lenders.

      10.8 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Issuer or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.9 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint with the consent of the Borrower which such consent shall not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint with the consent of the Borrower which such consent shall not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender or Issuer and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

      10.10 The Co-Agents have no duties hereunder in their capacities as Co-Agents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


      11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Debt at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans of a particular Type (other than payments received pursuant to Sections 3.1, 3.2 or 3.4 and other than in respect of its Competitive Bid Advances) in an amount greater than its Percentage, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders of such Type of Loans so that after such purchase each Lender of such Type of Loans will hold its ratable proportion of such Type of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Percentages. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


      12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuers and the Lenders and their respective successors and permitted assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause
(ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent and the Borrower may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 12.3 in the case of an assignment thereof. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      12.2 Participations.

           12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantor of any such Loan or Letter of Credit or releases any substantial portion of collateral, if any, securing any such Loan or Letter of Credit.

           12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

      12.3 Assignments.

           12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents subject, in the case of assignments to a Purchaser which is not a Lender prior to such assignment, to a minimum of $15,000,000 or such lesser amount as may be consented to by the Borrower, the Agent and, in the case of an assignment of any interest in the Tranche A Revolving Facility, the Issuers of any outstanding Letters of Credit. Such assignment shall be substantially in the form of Exhibit "D" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Agent and, in the case of an assignment of any interest in the Tranche A Revolving Facility, the Issuers of any outstanding Letters of Credit shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender (or in the case of an assignment of any interest in the Tranche A Revolving Facility, a Tranche A Lender), or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the

     Borrower shall not be required. Such consent of the Borrower and the Agent shall not be unreasonably withheld; such consent of each Issuer may be given or withheld in its sole discretion.

           12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall, to the extent that rights and obligations hereunder have been assigned it pursuant to such assignment, be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment and each replaced Note shall be returned to the Borrower marked "canceled and replaced." Notwithstanding any assignment hereunder, the agreements and Obligations of the Borrower contained in Section 3.1, 3.2, 3.4 or 9.7 with respect to the transferor Lender shall survive such assignment and be enforceable by such transferor Lender, in accordance with the terms of this Agreement, with respect to acts and circumstances occurring prior to such transfer. Notwithstanding any assignment hereunder, the agreements and obligations of the transferor Lender pursuant to Section 10.3 shall survive such assignment and be enforceable by the Agent or any Issuer with respect to acts and circumstances occurring prior to such transfer.

      12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided such Participant, Purchaser, Transferee or other Person has signed a confidentiality agreement substantially similar to the provisions of Section 9.15.

      12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.


                                 ARTICLE XIII

                                    NOTICES


      13.1 Giving Notice. Except as otherwise permitted by Section 2.13 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted on any Business Day (answerback confirmed in the case of telexes).

      13.2 Change of Address. The Borrower, the Agent, any Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                  COUNTERPARTS


     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                 NGC CORPORATION


                                 By:_________________________
                                 Print Name:_________________
                                 Title:______________________

                                 1000 Louisiana, Suite 5800
                                 Houston, TX 77002
                                 Attn: Senior Vice President and
                                       Chief Financial Officer
                                 Telephone No.:  (713) 507-6400

                                 with a copy to:

                                 Attn:  Senior Vice President and General
                                        Counsel

Tranche A           Tranche B          THE FIRST NATIONAL BANK OF
---------           ---------          CHICAGO, Individually and as Agent
Commitments        Commitments



$62,799,999.92    $30,000,000.00
                                       By:_____________________________
                                       Print Name:_____________________
                                       Title:__________________________

                                       One First National Plaza
                                       Chicago, Illinois  60670
                                       Attn: Petroleum and Mining Division
                                       Telecopy No.:  312-732-3055

                                       with a copy to:

                                       The First National Bank of Chicago
                                       1100 Louisiana, Suite 3200
                                       Houston, Texas  77002
                                       Attn: Helen Carr
                                       Telephone No.:  713-654-7335
                                       Telecopy No.:   713-654-7370

Tranche A      Tranche B               ABN AMRO BANK, N.V.
---------      ---------
Commitments    Commitments

$11,338,461.54       $0.00

                                       By:_________________________
                                       Print Name:_________________
                                       Title:______________________

                                       By:_________________________
                                       Print Name:_________________
                                       Title:______________________



                                       Three Riverway, Suite 1700
                                       Houston, Texas  77056
                                       Attn:_______________________
                                       Telecopy No.:  713-629-7533

Tranche A      Tranche B               BANK OF MONTREAL
---------      ---------
Commitments    Commitments

$25,384,615.38       $0.00
                                       By:___________________________
                                       Print Name:___________________
                                       Title:________________________

                                       700 Louisiana, Suite 4400
                                       Houston, Texas 77002
                                       Attn:_________________________
                                       Telecopy No.:  713-223-4007

Tranche A      Tranche B               THE BANK OF NEW YORK
---------      ---------
Commitments    Commitments

$24,030,769.23 $26,000,000.00
                                       By:____________________________
                                       Print Name:____________________
                                       Title:_________________________

                                       1 Wall Street, 19th Floor
                                       New York, NY  10286
                                       Attn:__________________________
                                       Telecopy No.:__________________

Tranche A      Tranche B               THE BANK OF NOVA SCOTIA
---------      ---------
Commitments    Commitments

$25,384,615.38 $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       1100 Louisiana, Suite 3000
                                       Houston, Texas  77002
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               BANK OF SCOTLAND
---------      ---------
Commitments    Commitments

$25,384,615.38       $0.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________


                                       565 Fifth Avenue
                                       New York, New York  10017
                                       Attn:________________________
                                       Telecopy No.:________________

                                       with a copy to:

                                       BANK OF SCOTLAND
                                       1750 Two Allen Center
                                       1200 Smith Street
                                       Houston, Texas  77002-1870
                                       Attn:  Mr. Rex M. McSwain
                                       Telephone No.:  713-651-1870
                                       Telecopy No.:   713-651-9714

Tranche A          Tranche B           THE BANK OF TOKYO-MITSUBISHI,
---------          ---------           LTD., HOUSTON AGENCY
Commitments        Commitments

$22,676,923.08    $26,000,000.00

                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       1100 Louisiana Street, Suite 2800
                                       Houston, Texas 77002-5215
                                       Attn:  David L. Denbina, P.E.
                                       Telecopy No.:  713/658-0116

Tranche A      Tranche B               THE CHASE MANHATTAN BANK
---------      ---------
Commitments    Commitments

$42,307,692.31 $29,000,000.00

                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       707 Travis, 7th Floor North
                                       Houston, Texas  77002
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               CHRISTIANA BANK, NEW YORK BRANCH
---------      ---------
Commitments    Commitments

$11,338,461.54 $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       11 West 42nd Street, 7th Floor
                                       New York, New York  10036
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               CIBC INC.
---------      ---------
Commitments    Commitments

$25,384,615.38 $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________


                                       Attn:________________________
                                       Telecopy No.:________________

                                       with a copy to:

                                       Canadian Imperial Bank of Commerce
                                       909 Fannin, Suite 1200
                                       Houston, Texas  77010
                                       Attn:  Alice Davidson
                                       Telephone No.:  713-655-5230
                                       Telecopy No.:   713-658-9922

Tranche A          Tranche B           CAISSE NATIONALE DE CREDIT
---------          ---------           AGRICOLE
Commitments        Commitments

$23,338,461.54    $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       55 East Monroe Street, 47th Floor
                                       Chicago, Illinois  60603-5702
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B           CREDIT LYONNAIS NEW YORK BRANCH
---------      ---------
Commitments    Commitments

$25,384,615.38 $26,000,000.00
                                   By:__________________________
                                   Print Name:__________________
                                   Title:_______________________


                                   Attn:________________________
                                   Telecopy No.:________________

                                   with a copy to:

                                   Credit Lyonnais Houston Representative Office 1000 Louisiana Street, Suite 5360
                                   Houston, Texas  77002
                                   Attn:________________________
                                   Telephone No.:_______________
                                   Telecopy No.:________________

Tranche A      Tranche B               THE FIRST NATIONAL BANK OF BOSTON
---------      ---------
Commitments    Commitments

$25,384,615.38 $12,500,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       100 Federal Street
                                       Mail Stop 010802
                                       Boston, Massachusetts  02110
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A          Tranche B           THE FUJI BANK, LIMITED, HOUSTON
---------          ---------           AGENCY
Commitments        Commitments

$11,338,461.54    $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       One Houston Center, Suite 4100
                                       1221 McKinney
                                       Houston, Texas  77010
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               THE INDUSTRIAL BANK OF JAPAN, LTD
---------      ---------
Commitments    Commitments

$11,338,461.54 $12,500,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       245 Park Avenue, 23rd Floor
                                       New York, New York  10167
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               LTCB TRUST COMPANY
---------      ---------
Commitments    Commitments

$11,338,461.54       $0.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       New York, New York
                                       Attn:________________________
                                       Telecopy No.:________________

                                       with a copy to:

                                       LTCB
                                       2200 Ross Avenue, Suite 4700 West
                                       Dallas, Texas  75201
                                       Attn: Brian Myers
                                       Telephone No.:  214/969-5352
                                       Telecopy No.:   214/969-5357

Tranche A      Tranche B               MELLON BANK, N.A. (WEST)
---------      ---------
Commitments    Commitments

$11,338,461.54     $0.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       1100 Louisiana, Suite 3600
                                       Houston, Texas  77002-5201
                                       Attn: Mark Cuenod
                                       Telecopy No.:  713/650-3409

Tranche A         Tranche B            NATIONAL WESTMINSTER BANK PLC
---------         ---------            (NEW YORK BRANCH)
Commitments       Commitments

$25,384,615.38          $0.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       175 Water Street
                                       New York, New York 10038
                                       Attn: David Smith
                                       Telecopy No.:  212/602-4118



                                       NATIONAL WESTMINSTER BANK PLC
                                       (NASSAU BRANCH)

                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

Tranche A      Tranche B               NATIONSBANK OF TEXAS, N.A.
---------      ---------
Commitments    Commitments

$42,307,692.31 $29,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________


                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               PNC BANK, N.A.
---------      ---------
Commitments    Commitments

$11,338,461.54       $0.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________


                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               ROYAL BANK OF CANADA
---------      ---------
Commitments    Commitments

$25,384,615.38 $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       Financial Square, 32 Old Slip
                                       New York, NY 10005-3537
                                       Attn: Loan Administrator
                                       Telecopy No.: (212) 428-2372
                                       Telepone No.: (212) 428-6204

Tranche A          Tranche B           SOCIETE GENERALE, SOUTHWEST
---------          ----------          AGENCY
Commitments        Commitments

$25,384,615.38    $12,500,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       1111 Bagby Street
                                       Houston, TX  77002
                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               SOUTHWEST BANK OF TEXAS, N.A.
---------      ---------
Commitments    Commitments

$2,030,769.23  $2,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________


                                       Attn:________________________
                                       Telecopy No.:________________

Tranche A      Tranche B               THE TORONTO-DOMINION BANK
---------      ---------
Commitments    Commitments

$11,338,461.54 $26,000,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       31 West 52nd Street
                                       New York, New York  10019-6101
                                       Attn: Richard Donner
                                       Telecopy No.:  212/262-1929

Tranche A          Tranche B           WESTDEUTSCHE LANDESBANK
---------          ---------           GIROZENTRALE
Commitments        Commitments

$11,338,461.54    $12,500,000.00
                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________

                                       1211 Avenue of the Americas, 23rd Floor
                                       New York, New York  10036
                                       Attn: Richard Newmann
                                       Telecopy No.:  212/852-6307

                                       By:__________________________
                                       Print Name:__________________
                                       Title:_______________________